[Executed on 08/07/2024]

COMMONWEALTH OF PUERTO RICO PUERTO RICO ELECTRIC POWER

AUTHORITY

CONTRACT NUM. 2025-P00024

ENGINEERING, PROCUREMENT, CONSTRUCTION CONTRACT FOR THE AN

EARLY WARNING SYSTEM (EWS) ON 34 PUERTO RICO DAMS

Req.

APPEAR

AS FIRST PARTY: The Puerto Rico Electric Power Authority, hereinafter referred to as (PREPA), a public corporation and government instrumentality of the Commonwealth of Puerto Rico, created by Act 83 of May 2, 1941, as amended (Act 83), represented in this act by its Executive Director, Josué A. Colón Ortiz, of legal age, married, engineer, and resident of Caguas, Puerto Rico.

AS SECOND PARTY: Genasys Puerto Rico, LLC, hereinafter referred to as “the Contractor”, a corporation organized and existing under the laws of the Commonwealth of Puerto Rico, authorized to do business in Puerto Rico, represented in this act by its Chief Executive Officer, Richard S. Danforth, of legal age, married, and resident of San Diego, California, by Corporate Resolution dated August 2, 2024.

Both, PREPA and Contractor which are hereinafter referred to individually as a “Party” and jointly as “Parties”,

WHEREAS PREPA, by virtue of its enabling act, Act 83, has the authority to engage those professional, technical and consulting services necessary and convenient to the activities, programs, and operations of PREPA.

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WHEREAS, this Contract was awarded to the Contractor on February 9, 2024, by means of a competitive process (RFP-20231010), Power Advocate Event Number 201537.

WITNESSETH

THEREFORE, IN CONSIDERATION of the mutual covenants hereinafter stated, the Parties agree themselves, their personal representatives, successors, and assignees, as follows:

TERMS AND CONDITIONS

ARTICLE 1.
Scope of Work and Deliverables

The purpose of this project is to design, procure, install, and implement an Early Warning System (EWS) for thirty-four (34) existing dams in Puerto Rico. Owners and number of dams are as follows: seventeen (17) PREPA, eight (8) Puerto Rico Aqueduct and Sewer Authority (PRASA), four (4) Department of Natural Resources (DNR), two (2) Municipality of Comerio (Comerio), and three (3) Empresas Serralles (Serralles). The intention of this Contract is to cover all 34 dams. Equipment is also to be installed in eight (8) assigned Emergency Operations Centers (EOC): four (4) EOC’s located at PREPA’s Irrigation District Offices, two (2) at PREPA’s Hydroelectric Plants, one (1) at PRASA’s headquarters, and one (1) at Puerto Rico Emergency Management (PREMA) headquarters. Instrumentation and video surveillance systems, excluding sirens, will be designed, procured, installed, and implemented in Carite, Patillas, and Melania dams. All this scope is detailed in Genasys, Puerto Rico, LLC Statement of Work, dated July 8, 2024, which is part of this Contract.

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The work shall be performed in accordance with all Conditions of Approval, set forth by FEMA for the HMGP Project 4339-0012.

The scope of work includes cellular phone message alerts, reverse 911 dialing, siren system in selected floodable areas, installation of the dam instrumentation, all communication and integration systems, preparation of evacuation routes with the appropriate signaling, flood poles in the designated areas, and preparation of community outreach program with training for all the people at risk. The EWS shall be compatible and connected to PREMA’s IPAWS system.

In addition, the work shall include but not limited to the following:

Site visits to each dam to locate the instrumentation with consideration of the present condition.

Surveying as necessary to collect design inputs.

Furnishing all erection and installation equipment and tools, including calibrated instruments required for monitoring and testing.

Excavated material shall be reutilized on-site in a location designated by the Owner of the property. Construction debris disposal shall comply with Puerto Rico’s requirements for the treatment and disposal of non-hazardous waste.

Maintaining a record of installation (i.e., as-built drawings) in accordance with the technical requirements of this specification.

Furnishing the services of qualified personnel at the project site to perform field services, such as inspections, welding, and testing.

Providing a qualified third-party inspection service to monitor the quality of the work as indicated in Section 014500 of this specification.

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Progress reporting as specified in the commercial terms and conditions.

Daily site cleanup and disposal of waste and debris.

Participation in an OSHA approved Safety Program.

ARTICLE 2.
Definitions

Whenever the words defined in this Article or their pronouns are used or mentioned in this Contract, they shall have the meanings here given:

2.1
Contracting Officer – shall mean the Executive Director of PREPA, acting directly or through his properly authorized agents.
2.2
Contract – shall mean, collectively, the documents listed below and all supplementary documents thereto that are incorporated by reference. In the event of a conflict between any such documents, the following descending order from top to bottom shall constitute the order of priority governing the interpretation of the

Contract (beginning with the Contract as the top priority):

a.
Contract
b.
Terms and Conditions
c.
Special Conditions and Technical Specifications
d.
Instructions to Proponents Questions and Answers during the procurement process
e.
Contractor’s Proposal
f.
Performance and Payment Bonds

In case of any difference between the terms and conditions of this Contract and the terms of Contractor’s Proposals, the terms and conditions of this Contract shall govern.

2.3
Completion Date – date in which all tasks and project scope had completed.

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2.4
Change Order – a written agreement between the Parties that sets out changes in price, time, or the Scope of Work. All Scope of Work changes must be approved by FEMA prior to final approval.
2.5
Engineer – shall mean PREPA’s Generation Director, acting directly or through his properly authorized agents.
2.6
Final Acceptance – shall mean written approval by PREPA that the entire work has been completed, the final cleaning up of the site has been performed and all Punch List items have been rectified.
2.7
Notice to Proceed – a written order sent to the Contractor by the Contracting Officer or the Engineer, notifying the Contractor giving authority to begin the Work or separate portions of the Work, as established in this Contract.

2.8
Punch List – shall mean the list of non-conforming or incomplete works items identified by PREPA to be completed by the Contractor before the Final Acceptance of the Work.
2.9
Special Conditions – are all the specific requirements, regulations and/or directions covering particular conditions of the project.
2.10
Substantial Completion – shall mean the date certified by PREPA, that the Contractor shall reach the stage of completion of the Works, when PREPA accepts the safe use of the facility or the system for its intended purposes, even though all Work is not completed.

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2.11
Environmental Compliance Officer – PREPA’s personnel in charge of project inspections and environmental regulations compliance, who has the authority to stop the project execution until any environmental deficiencies or violations in the project, identified by PREPA or any environmental regulatory agency, are corrected.
2.12
Health and Security Officer – The Contractor and/or Subcontractor shall provide a health and security officer on the project site, which will oversee the prevention of accidents, security enforcement program and work plan in coordination with PREPA’s designated security officer. The Contractor or subcontractor security officer must have at least 30 hours of basic training in health standards and occupational security for construction projects, provided by a recognized institution approved by the Occupational Safety and Health Administration. The Contractor shall install security barriers around the project boundaries to avoid non-authorized personnel in the area.
ARTICLE 3.
Consideration

The Contract Amount is an estimate based on time and material rates. As compensation for services rendered under this Contract, PREPA and the Contractor agree that the total amount to be paid under this Contract shall not exceed seventy-five million dollars (US$75,000,000). PREPA shall have no obligation to pay the Contractor any amounts in excess of the Contract ceiling price. Contractor shall have no obligation to perform any work in excess of the Contract ceiling price. The Contractor will be the only one responsible for any work it or any of its subcontractors, if any, do in excess of the Contract Amount, unless otherwise agreed to in writing, signed by the Parties.

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The rates quoted in Contractor’s Proposal shall constitute full compensation for the Engineering, Procurement Construction (EPC) project for an Early Warning System on all Puerto Rico Dams including but, not limited to labor, tools, equipment, other accessories, cost of all insurance, profit, Contractor’s overhead, profit, taxes, etc.

The Contractor shall submit invoices for completed work according to the payment schedule approved by the Engineer, together with the supporting documents.

The invoices submitted by the Contractor must be approved by the Engineer and be accompanied by the proper supporting documentation (including but not limited to inspection certifications, work reports and third-party invoices). Invoice will not be accepted for evaluation without the required documentation.

PREPA reserves the right to deduct or withhold any payment under this Contract, until the Contractor complies with any debts or liabilities as a result of poor performance or negligence during the performance of the Work.

All invoices shall be subject to PREPA’s approval before being paid, and payment shall be made within thirty (30) days after the date of PREPA’s approval.

Upon completion and Final Acceptance of all works required hereunder, the amount due to the Contractor, under this Contract, will be paid upon the presentation of a properly executed and duly certified invoice the amount of such excepted claims is not included in the invoice for final payment.

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All invoices submitted by the Contractor shall include the following Certification in order to proceed with its payment. This is an essential requirement and those invoices without this Certification, will not be processed for payment.

No interest Certification:

We certify under penalty of absolute nullity that no public servant of PREPA is a party or has any interest in the benefit or profit product of the Contract, which is the basis of this invoice. If such benefit or profit exists, the required waiver has been obtained prior to entering into the Contract. The only consideration to be received in exchange for the delivery of Services provided is the agreed-upon price that has been negotiated with an authorized representative of PREPA. The total amount shown on this invoice is true and correct. The Services have been rendered, and no payment has been received.

/s/ Richard S. Danforth

Contractor’s Signature

Nothing herein shall preclude the Parties from agreeing to increase the Contract Amount by written amendment signed by both Parties.

The funds to pay for the services performed by the Contractor will come from account 01‑1831-18301-550-169.

ARTICLE 4.
Commencement, Prosecution and Completion of Work

PREPA will provide a mobilization letter to the Contractor, prior to beginning the Work. All Work until reaching 100% of design, including all final biding and construction support package, shall be completed, and performed in accordance with a mutually agreed upon schedule initially estimated to span three (3) years, after the commencement date, specified by PREPA in the mobilization letter. All Work shall be previously coordinated with the Engineer on a schedule

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mutually agreed upon by the Parties. Any Work performed without the Engineer’s approval will not be subject to payment by PREPA.

The Contractor will be responsible to obtain all the necessary permits for the Work, including the operation of emergency electric power generators, fuel and oil storage tanks, use of crane and transportation of equipment in state roads and highways. All copies of approved permits must be on the project site. The Contractor must submit a copy of the approved permits to PREPA’s Environmental Protection Quality Assurance Division (EPQAD).

The Contractor must provide and install construction and maintenance signs in a visible area of the project. These signs must comply with the state and federal codes for regulatory, warning and guide signs.

Schedule of Proposed Progress

All work on a particular Group shall be carried out on a continuous schedule following the commencement date specified by PREPA. For the avoidance of doubt, all work shall only be performed on weekdays, during normal business hours unless otherwise mutually agreed to by the Parties in writing. The Contractor shall present the Baseline Schedule for the approval of PREPA. A revised updated schedule shall be presented in accordance with a mutually agreed upon schedule.

ARTICLE 5.
Suspension of Work

The Contracting Officer or the Engineer may, at any time, suspend the whole or any portion of the works under this Contract, by providing the Contractor with a written notice stating the reasons for the suspension, at least five (5) days in advance of the day the suspension. The right of PREPA

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to suspend the services shall not be construed as denying the Contractor reimburse for actual reasonable, and necessary expenses due to delays, caused by such suspension, it is understood that expenses will not be allowed for such suspension when ordered by the Contracting Officer or the Engineer on account of a force majeure event, as defined in Article 14, Force Majeure, of this Contract.

ARTICLE 6.
Specifications and Drawings

Anything called for in the Specifications and not shown in the drawings or shown in the drawings and not mentioned in the Specifications shall be deemed to have been called for or shown in both. In case of any difference between drawings and Specifications, the specifications shall govern. In case of discrepancy in the specifications and drawings, the matter shall immediately be submitted to the Engineer, without whose decision said discrepancy in the specifications and drawings shall not be adjusted by Contractor, and Contractor shall not proceed with the work affected thereby until he has received written orders from the Engineer.

The Engineer will, from time to time, furnish such additional detailed drawings or other information as he may consider necessary for carrying out the work.

ARTICLE 7.
Changes and/or Extra Work

PREPA may, at any time, make changes or order extra work within the Scope of Work subject to previous written approval of the Contracting Officer. Changes requested by PREPA may include, but not limited to, changes:

1.
In the Scope of Work.
2.
In the method or schedule of performance of the Works.

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3.
Acceleration in the performance of the Works.

Within ten (10) working days after receipt of PREPA’s written Change Order (or such shorter or longer period of time as may be reasonably required as agree by PREPA and the Contractor), Contractor shall promptly notify PREPA of the cost, schedule and other impact(s) Contractor anticipates as a result of the change. If PREPA agrees with the Contractor’s statement as to the impact of the change, the Parties shall proceed promptly to enter into a written change order and amendment to the Contract, in connection with such change to equitably adjust: Contractor’s cost (increase or decrease), schedule (lengthen or shorten), or other obligations under the Contract regarding such change.

PREPA shall promptly notify Contractor in writing of the basis for any disagreement and PREPA and Contractor shall negotiate in good faith to resolve any issues in order to, when applicable, enter into a written change order to: equitably adjust Contractor’s cost (increase or decrease), schedule (lengthen or shorten), or other obligations under the Contract regarding such change. The acceptance of the Change Order and an adjustment in the Contract Amount and/or Contract Term shall not be unreasonably withheld.

To facilitate review of quotations for extras or credits, all proposals submitted by Contractor in connection with a Change Order shall be accompanied with a complete breakdown of the costs that include labor, materials, equipment, and subcontracts.

ARTICLE 8.
Other Work at the Site

PREPA reserves the right to perform other work by force account and/or enter into other contracts related with these Works. The Contractor shall afford and coordinate with PREPA and the other

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contractors, reasonable opportunity to introduce and store materials and execute work. If any part of Contractor’s Work, depends for proper execution or results, upon the work of PREPA or of any other contractor, the Contractor shall inspect the works and promptly report to PREPA any defects in such work or any conflicts between such work and Contractor’s Work, for PREPA to decide, if necessary, the course of action to be followed by each Party.

Wherever work being done by PREPA’s own forces or by other contractors is contiguous to work covered by this Contract, the respective rights of the various interests involved shall be established by PREPA to secure the completion of the various portions of the work in general harmony. Whenever, in the opinion of PREPA, the orderly progress of the entire services requires the use of PREPA’s own forces or by other contractors, PREPA will arrange with the Contractor for such use, at times, and in locations which will not interfere with the work being done under this Contract.

ARTICLE 9.
Inspection

9.1.1 Periodic Inspection

All material and workmanship (if not otherwise designated by the Specifications) shall be subject to inspection and testing by PREPA’s inspectors, at all reasonable times, during the performance of the Work. PREPA shall have the right to reject defective material, equipment or workmanship or require correction. Rejected workmanship shall be satisfactorily corrected and rejected material and equipment shall be satisfactorily replaced with proper material and equipment, without charge to PREPA. The Contractor shall promptly remove rejected material from the premises. The Contractor shall furnish

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promptly all reasonable facilities, labor, materials, and equipment necessary for the safe and convenient inspection and tests that may be performed in such manners as not to unnecessarily delay the Work.

The Contractor must meet all the conditions and recommendations established by PREPA’s Environmental, Health and Securities Officers.

Upon completion of the Work, the Contractor shall ensure the Work area is free of contaminants.

9.1.2 Final Inspection

Whenever all the materials have been furnished and all Work has been performed, including final cleaning up, as contemplated in Article 43, Cleaning Up, of this Contract, all in accordance with the Technical Specifications, the Contractor shall notify in the Engineer writing that the Work is completed and ready for Final Inspection. Final inspection shall occur within ten (10) working days after the Engineer has received Contractor’s notice of completion of Work. PREPA will notify the Contractor of the Final Inspection date and time. If all the Work included in the Scope of the Contract, is found completed in accordance with the Specifications, this inspection shall constitute the Final Inspection and the Completion Date shall be the date of receipt of Contractor’s notice of completion of Work. If, however, upon inspection by the Engineer it is found that any work, in whole or in part, is unsatisfactory, the Engineer shall give the Contractor the instructions as to replacement of material and performance of work necessary for final completion and acceptance, and the Contractor shall immediately comply with and execute

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such instructions. Upon satisfactory replacement and performance of such work, the Contractor shall notify the Engineer, and another inspection shall be made which will constitute the Final Inspection if said material is found to have been acceptably replaced and the work completed satisfactorily.

In such event, the date of receipt of this last Contractor’s notice will be established as the Completion Date of the Work or any separable part thereof under the Contract. The Completion Date, thus established, shall be used in calculating the real time of performance of the Work.

The determination of whether a project is substantially completed is at the discretion of PREPA. This project shall be considered substantially completed when PREPA accepts the safe use of the facility or system for its intended purposes and can do so even though not all work is completed. At this stage, the time for completion of the entire work shall cease and the accruing of penalties. However, the Contractor shall finish all items included in the Punch List before Final Acceptance of Services, including items listed in Article 2.10, Substantial Completion, of this Contract.

ARTICLE 10.
Submittals

The Engineer shall evaluate submittals within ten (10) calendar days of receipt to disapprove; approve as corrected or approve as submitted. The Contractor shall submit three (3) sets of each submittal. All disapproved submittals shall be amended or corrected as directed and resubmitted for PREPA’s evaluation. In case of discrepancy in the submittals, including Contractor’s disagreement with corrections requested by the Engineer or PREPA, the matter shall be submitted

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to the Engineer, and the Contractor shall not proceed with the work so affected until the Parties resolve such discrepancy in good faith.

Review or approval of Contractor’s submittals shall in no way relieve the Contractor from the responsibilities, obligations or liabilities under this Contract. The Contractor shall obtain all reviews or approvals in writing from PREPA. The Contractor shall keep at the site one hard copy of the Contract documents, Specifications and drawings, and shall give the Engineer access thereto. Anything identified in the Specifications and not shown or shown on the drawings and not referenced in the Specifications shall be of like effect as if called for or shown on both. All Work called for in the Specifications and/or shown on the drawings to be performed by the Contractor shall be performed in strict accordance with the Technical Requirements of the Specifications.

Before commencement of Work, the Contractor shall submit for PREPA’s approval the Occupational Safety and Health Program, required in Article 44, Safety Provisions.

ARTICLE 11.
Superintendence by the Contractor

Before commencement of the Work, the Contractor shall designate a qualified Site Manager, approved by the Engineer, with the expertise and resources necessary to provide management of the Work. The Site Manager must be available at all times, during progress of the Work and have the authority to act on the Contractor’s behalf.

The Site

Manager shall represent the Contractor and directives given to him by the Engineer shall be as binding as if given to the Contractor. The Contractor shall, at all times, enforce strict discipline

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and good order among his employees and shall not employ on the Work any unskilled person. In addition, the Contractor shall be fully responsible for the negligent or wrongful acts or omissions of subcontractors, if any, or of persons both directly or indirectly employed by the Contractor and shall be liable to PREPA and/or any affected third parties for any acts or omissions.

ARTICLE 12.
Sanitary Facilities

The Contractor shall furnish and maintain satisfactory sanitary facilities for the use of the workers engaged in the Work, as required by law or regulations.

ARTICLE 13.
Access to Work

The Contractor shall always permit all persons appointed or authorized by PREPA to visit and inspect the Work or any part thereof.

ARTICLE 14.
Force Majeure

The Parties hereto shall be excused from performing hereunder and shall not be liable in damages or otherwise, if and only to the extent that they shall be unable to perform or are prevented from performing by a force majeure event. For purposes of this Contract, force majeure means any event not caused by the fault or negligence of, and beyond the reasonable control of, the party claiming the occurrence of a force majeure event.

Force majeure may include, but not be limited to, the following: Acts of God, industrial disturbances, acts of the public enemy, war, blockages, boycotts, riots, insurrections, epidemics, earthquakes, storms, floods, civil disturbances, lockouts, fires, explosions, interruptions of services due to the acts or failure to act of any governmental authority, provided that these events, or any other claimed as a force majeure event, and/or its effects, are beyond the reasonable control and

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were not caused by the fault or negligence of the Party claiming the force majeure event, and that such party, within ten (10) days after the occurrence of the alleged force majeure, gives the other party written notice describing the particulars of the occurrence and its estimated duration. The burden of proof as to whether a force majeure has occurred shall be on the party claiming the force majeure. Both Parties will be responsible under a predicted force majeure event to take immediate action and employ emergency plans to avoid human hazards and protect public and private properties within or adjacent Work’s areas and Contractor will not be responsible for PREPA failure to take appropriate action to mitigate any predicted force majeure events.

ARTICLE 15.
Penalties for Delays

If the Contractor fails to complete the work, or any separable part thereof, within the time established in Article 4, Commencement, Prosecution and Completion of Work, the Contractor shall pay to PREPA a penalty of five hundred dollars ($500) for each day of delay up to one point five percent (1.5%) of the Contract Amount, and the Contractor and his sureties shall be jointly and severally liable for said amount. In the event that the Contractor, due to his delay, has payed the total amount of the penalty as mentioned above, and has failed to complete the work or any separate part thereof, it could be considered a breach of Contract, and PREPA may execute the Performance Bond.

In case of delay, the Contractor shall within five (5) days from the beginning of any such delay shall notify the Engineer in writing of the causes of the delay, who shall find out the facts and the extent of the delay and extend the time for completing the Work when, in his judgment, the

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findings of facts justify an extension, and his findings of facts thereon shall be final and conclusive for the Parties hereto, subject only to appeal by the Contractor as provided in Article 34, Disputes, hereof; provided that, no claim shall be made by the Contractor against PREPA, its agents, contractors, subcontractors, employees, successors, assignees, for any cause whatsoever, during the progress of any portion of the Work. Any damages by delays or interruptions caused exclusively by PREPA shall be considered as fully compensated for by the extensions of time as provided above.

If PREPA does not terminate the right of the Contractor to proceed, the Contractor shall continue with the Work, in which event shall pay to PREPA a penalty in the amount set forth above for each calendar day of delay until the Work is completed, and the Contractor and his sureties shall be liable for the amount thereof. Provided that, the right of the Contractor to proceed shall not be terminated or the Contractor charged with a penalty because of any delays in the completion of the Work due to force majeure event, or PREPA’s failure to carry out its obligations.

PREPA shall have the right to the payment of the penalty or the withholding of Contractor’s payments, in case of Contractor’s delay in completion of the Work. The Contractor agrees that the penalty shall not be subject to reduction, moderation or modification, since this penalty is a pecuniary punishment for the delay, and not a liquidation of damages.

ARTICLE 16.
Liabilities
16.1
Civil Responsibility

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The appearing Parties agree that their responsibilities for damages under this Contract will be governed by the Puerto Rico Civil Code and its case law, as dictated by the Supreme Court of Puerto Rico.

16.2
Indirect or Consequential Damages

The Contractor shall not be responsible for indirect, consequential damages or punitive damages, cost of procurement of substitute goods, or lost profits, whether or not such losses or damages are foreseeable that may occur in relation to the Works.

16.3
Direct Damages to PREPA’s Property

The Contractor shall be insured for all direct damages to PREPA’s property that occur as a result of his fault or negligence in connection with the prosecution of the Work and shall be responsible for the proper care and protection of all materials, equipment and work performed until completion of Work. Notwithstanding anything to the contrary in this Contract, Contractor’s aggregate liability under this Contract shall not exceed the total compensation paid to it in connection with applicable dam group to which any such liability relates. Each Party has the obligation to mitigate damages it may suffer hereunder.

16.4
Protection against the Occurrence of Damages

The Contractor agrees to make, use, provide, and take all proper, reasonably necessary and enough precautions, safeguards, and protection against the occurrence of injuries, death and/or damages to any person or property during the progress of the Work. In the

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performance of its obligations under the Contract, Contractor agrees to comply with all applicable local and federal laws and regulations.

16.5
Save and Hold Harmless Clause

The Contractor agrees to indemnify and save harmless PREPA for all expenses and costs of any nature (including attorneys’ fees) incurred by PREPA arising out of any claim made by any third party for personal injuries, including death, sustained by any person, including Contractor’s employees, and for damages to third party property to the extent such injuries, death or third party damages are caused by the fault, negligent or intentional acts or omission of Contractor, its employees, subcontractors or affiliated companies, arising out of its or their performance and/or failure to perform the Works.

16.6
Save Harmless for Operation of PREPA’s Equipment

The operation of PREPA’s equipment by PREPA at its plant site is within the exclusive control of PREPA. PREPA shall indemnify and save harmless the Contractor from loss, expense or liability imposed upon the Contractor for any injury to a person, including death resulting therefrom or damage to any property resulting from the operation of such equipment by PREPA.

If the Contractor is allowed to operate PREPA’s equipment at the plant, the Contractor shall indemnify and save harmless PREPA from loss, expense or liability imposed upon PREPA for any injury to a person, including death resulting therefrom or damage to any property resulting from the operation of such equipment by the Contractor.

ARTICLE 17.
Independent Contractor

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The Contractor shall be considered as an independent contractor, for all material purposes under this Contract, and all persons engaged or contracted by the Contractor for the performance of its obligations herein, shall not be considered as employees or agents of PREPA. In consequence, the Contractor is not entitled to any fringe benefits, such as, but not limited to vacations, sick leave, and others.

Contractor is an independent contractor and as such shall be responsible for the payment of all its income taxes, its subcontractors and its individual and employers’ withholdings under the applicable tax laws of Puerto Rico or the U.S. Internal Revenue Code.

ARTICLE 18.
Termination

PREPA shall have the right to terminate this Contract for convenience, at any moment, by providing the Contractor thirty (30) days written notice by registered mail, return receipt requested, or overnight express mail. If notice is given, this Contract shall terminate upon the expiration of thirty (30) days and PREPA shall be obligated to pay all fees and expenses incurred up to the day of effective termination, in accordance with the terms of this Contract. The rights, duties and responsibilities of the Parties shall continue in full force and effect during the thirty (30) day notice period. Contractor shall have no further right to compensation except for what has been accrued for services rendered under this Contract until said date of effective termination.

PREPA shall have the right to terminate this Contract immediately in the event of negligence, dereliction of duty, noncompliance, or material breach by the Contractor, as determined in the sole discretion of PREPA, or for any other reason described elsewhere in this Contract as a basis for termination. In the event the Contract is terminated by PREPA for cause, PREPA shall be

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obligated to pay all fees and expenses incurred up to the day of effective termination, in accordance with the terms of this Contract. Contractor shall have no further right to compensation except for what has been accrued for services rendered under this Contract until said date of effective termination.

The Parties acknowledge that PREPA is undergoing a transformation process, and therefore, both Parties agree that after the front-end transition period of a Partnership, Contract, Sale Contract, or any other PREPA Transaction (as these terms are defined in Act 120-2018), PREPA may sell, assign, convey, transfer, pledge, mortgage, sublease, delegate, hypothecate, or otherwise dispose (each, a “Transfer”) any of its rights, title, or interest in this Contract as permitted by applicable law and at any time, without Contractor’s consent, and without cost, expense, or incremental liability to PREPA, to any future operator of Puerto Rico’s generation system or any of its affiliates, or to any governmental agency, body, public corporation or municipality of Puerto Rico; provided, that PREPA shall notify Contractor no later than thirty (30) days before the effective date of any such Transfer. The Contractor acknowledges that all his responsibilities and obligations under the Contract, such as work to be performed and services to be provided, etc., will continue in full force and effect until the expiration of the thirty (30) day period.

ARTICLE 19.
Insurance and Bonds

The Contractor shall secure and maintain in full force and effect during the life of this Contract as provided herein, policies of insurance covering all operations engaged in by the Contract as follows:

19.1
Commonwealth of Puerto Rico Workmen’s Compensation Insurance:

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The Contractor shall provide workmen’s compensation insurance as required by Act No. 45 of April 18, 1935, as amended, known as the Workmen’s Compensation Act of the Commonwealth of Puerto Rico (“Act 45”). Contractor shall also be responsible for compliance with Act 45 by all its subcontractors, agents and invitees, if any, or shall certify that such subcontractors, agents and invitees have obtained said policies on their own behalf. Contractor shall furnish to PREPA a certificate from the Puerto Rico’s State Insurance Fund showing that all personnel employed in the work are covered by the workmen’s compensation insurance, in accordance with this Contract.

19.2
Commercial General Liability Insurance:

The Contractor shall provide a Commercial General Liability Insurance with limits of at least $1,000,000 per occurrence and at least $1,000,000 aggregate.

19.3
Commercial Automobile Liability Insurance:

The Contractor shall provide a Commercial Automobile Liability Insurance with limits of at least $1,000,000 combined single limit covering all owned or scheduled autos, non-owned and hired automobiles.

19.4
Employer’s Liability Insurance:

The Contractor shall provide Employer’s Liability Insurance with minimum bodily injury limits of at least $1,000,000 for each employee and at least $1,000,000 for each accident covering against the liability imposed by Law upon the Contractor as result of bodily injury, by accident or disease, including death arising out of and in the course of

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employment, and outside of and distinct from any claim under the Workmen’s Compensation Act of the Commonwealth of Puerto Rico.

19.5
Professional Liability Insurance:

The Contractor shall provide a Professional Liability Insurance with limits of at least $1,000,000 per claim and at least $1,000,000 aggregate.

Requirements Under the Policies:

The Commercial General Liability and Commercial Automobile Liability Insurance required under this Contract shall be endorsed to include:

a.
As Additional Insured:

Puerto Rico Electric Power Authority

Risk Management Office

PO Box 364267

San Juan, PR 00936-4267

b.
A 30-day cancellation or nonrenewable notice to be sent to the above address.
c.
An endorsement including this Contract under contractual liability coverage and identifying it by number, date and Parties to the Contract.
d.
Waiver of Subrogation in favor of Puerto Rico Electric Power Authority (PREPA).
e.
Breach of Warranties or Conditions:

“The Breach of any of the Warranties or Conditions in this policy by the Insured shall not prejudice PREPA’s rights under this policy.”

Bonds:

As a Contract security, the Contractor shall furnish at the time of the execution of the Contract:

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a.
A Performance Bond in the amount of one hundred percent (100%) of the Contract Price per Group, with good and sufficient surety satisfactory to PREPA guaranteeing that the Contractor will well and faithfully perform the contract work will be secured by Contractor. Each Group will have a separate Performance Bond and any and all right of recovery against such performance bond will be limited to claims to said applicable Group. Upon Final Acceptance, the applicable Performance Bond will terminate.
b.
A Payment Bond in the amount of one hundred percent (100%) of the Contract Price per Group, with good and sufficient surety satisfactory to PREPA to guarantee the prompt payment of all labor, supervision, equipment, and materials required in the performance of the work for each Group. Each Group will have a separate Payment Bond and any and all right of recovery against such Payment Bond will be limited to claims to said applicable Group. Upon Final Acceptance, the applicable Payment Bond will terminate.

All bonds shall be presented to PREPA before commencement of any work and shall be issued in the required official PREPA forms.

Furnishing of Policies:

All required policies of insurance and bonds shall be in a form acceptable to PREPA and shall be issued only by insurance companies authorized to do business in Puerto Rico. The Contractor shall furnish a certificate of insurance in original signed by an authorized representative of the insurer in Puerto Rico, describing the coverage afforded.

ARTICLE 20.
Permits and Licenses

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The Contractor shall obtain and maintain all the licenses, permits, and authorizations required to perform all Works and tasks under this Contract, and shall send all notices, pay all fees and related costs, and will comply and will have its subcontractors, if any, and agents comply with all laws, ordinances, rules, and regulations applicable to the Work, in accordance with the drawings and Specifications. Should the Contractor find any discrepancy between the drawings and Specifications and the permits, laws, ordinances, rules, and regulations referred to herein, the Contractor shall proceed immediately to notify PREPA of the discrepancy and shall not continue with the Work until PREPA issues and notifies an order informing the Contractor what changes are necessary and when to proceed with the Work as changed.

ARTICLE 21.
Contingent Fees

The Contractor guarantees that he has not employed any person to solicit or secure this Contract upon any agreement for a commission percentage, brokerage or contingent fee. Breach of this guarantee shall give PREPA the right to terminate the Contract or, at its discretion to withhold from the Contract Amount the amount of such commission, percentage, brokerage or contingent fees. This guarantee shall not apply to commission’s payable by contractors upon Contract or sales secured or made through bona fide established commercial or selling agencies maintained by the Contractor for the purpose of securing business.

ARTICLE 22.
Transfer of Funds

If Contractor decides to assign or transfer an amount, due or payable, to which he is entitled for services rendered or goods provided during the term of this Contract, Contractor shall notify PREPA of such transfer of funds, in accordance with the provisions of Act 21-2012. Said notice

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shall clearly indicate the rights granted, including a copy of the contract under which the assignment or transfer of funds is made, the exact amount of funds to be assigned or transferred, and specific identification information regarding the assignee (full name of the person or company), address and any other contact information.

Contractor acknowledges and agrees that PREPA may deduct any amount, due or payable under this Contract, that Contractor owes; PREPA may retain any said amount if Contractor fails to fulfill its obligations and responsibilities under this Contract, or a claim arises for warranty or defects regarding the services rendered or goods provided under this Contract. Contractor also acknowledges and agrees that PREPA’s payment obligation under any assignment of funds will cease upon payment of the outstanding amounts under this Contract. PREPA shall not be required to make payments or transfer any funds for an amount that exceeds the payment to which Contractor is entitled to under this Contract.

Contractor shall include with its notice of assignment of funds a cashier’s check or money order for two hundred dollars ($200), payable to “Puerto Rico Electric Power Authority”, to cover administrative costs in processing such assignment.

ARTICLE 23.
Conflict of Interest

The Contractor certifies that he does not receive payment or benefit of any nature for services rendered regularly through an appointment to a governmental agency, body, public corporation or municipality of Puerto Rico.

The Contractor represents conflicting interests when on behalf of a client he must contend for that which it is his duty to oppose to comply with its obligations with another previous, present or

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potential client. Also, the Contractor represents conflicting interests when his conduct is described as such in the canons of ethic applicable to the Contractor and his personnel or in the laws or regulations of the Commonwealth of Puerto Rico.

In contracts with partnerships or firms, if any of the partners, directors or employees of the Contractor should incur in the conduct described herein, said conduct shall constitute a violation to the prohibitions provided herein. The Contractor shall avoid even the appearance of the existence of conflicting interests.

The Contractor acknowledges that the Contracting Officer shall have the power to intervene the acts of the Contractor and/or its agents, employees, and subcontractors regarding the enforcement of the prohibitions contained herein. If PREPA should discover the existence of adverse interests with the Contractor, the Contracting Officer shall inform the Contractor, in writing, of PREPA’s intention to terminate this Contract within a thirty (30) day period. During said period, the Contractor may request a meeting with the Contracting Officer to present his arguments regarding the alleged conflict of interests, which meeting shall be granted by PREPA in every case of alleged conflict of interests. If the Contractor does not request such a meeting during the specified thirty (30) day period or the controversy is not satisfactorily settled during the meeting, this Contract shall be cancelled.

The Contractor certifies that, at the time of award of this Contract, it does not have any other contractual relation that can enter in a conflict of interest with this Contract. The Contractor also certifies that no public employee has any personal or economical interest in this Contract.

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ARTICLE 24.
Claims for Labor and Materials

The Contractor shall, at his own expense, assume the defense of and save harmless PREPA from claims for labor and materials and not suffer any procedure or other liens to remain outstanding against any of the property used in connection with the Work; and shall, on request, furnish satisfactory evidence that all persons who have done work or furnished materials have been fully paid. If the Contractor fails to comply with his obligations in this respect, PREPA may take such liens or claims and may withhold from any monies due to the Contractor such amounts as may be necessary to satisfy and discharge any such claims and any cost and expenses incidental thereto.

ARTICLE 25.
Other Contracts

PREPA may award other contracts for additional work, and the Contractor shall fully cooperate with such other contractors, in accordance with Article 8, Other Work at the Site, of this Contract, and carefully fit his own work to that provided under other contracts as may be directed by the Contracting Officer. The Contractor shall not commit or permit any acts which interfere with the performance of work by any other Contractor.

ARTICLE 26.
Minimum Wage Rates

Laborers and other employees engaged under this Contract shall be paid not less than the minimum wages rates prescribed by law. PREPA may withhold from any payment due to the Contractor any amount necessary to make up the full number of wages due under this Contract and may distribute it directly to those entitled thereto hereunder.

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ARTICLE 27.
Unfair Labor Practice

In the event that the Contractor or any of his subcontractors or agents do not comply with an order issued by the Puerto Rico Labor Relations Board and/or the National Labor Relations Board upon their finding that the Contractor or any of his subcontractors or agents have committed an unfair labor practice, no further payments shall be made by PREPA to the Contractor after the date of said order. In addition, the Contract may be terminated by PREPA, in which case PREPA may take possession of the materials, tools, and appliances on the job site and finish the work by whatever method it may deem expedient.

Any declaration by the Puerto Rico Labor Relations Board and/or by the National Labor Relation Board that the Contractor or its agents have not complied with an order issued by the Board relating to any unfair labor practice, shall be binding, final and conclusive unless such order is reversed or set aside by a Court of competent jurisdiction.

ARTICLE 28.
Assignment

The Contractor shall not subcontract or assign its obligations under this Contract, without PREPA’s previous written authorization for such actions. Provided, that no subcontract shall be considered for PREPA’s approval, except when the following requirements are met: (1) Contractor delivers PREPA a copy of the subcontract, not less than thirty (30) days prior to the effective date of the proposed subcontract; (2) the subcontract includes, as a condition for its legal validity and enforceability, a provision whereby PREPA has the right to substitute, subrogate or assume Contractor’s rights under the subcontract, in the event that PREPA declares the Contractor in breach or default of any of the Contract terms and conditions; and (3) the subcontract includes, as

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a condition for its validity and enforceability, a provision establishing for the subcontractor the obligation to comply with all of Contractor’s obligations under the Contract (mirror image clause), except for such obligations, terms and conditions which exclusively related with works or services not included under the subcontract.

If the Contractor decides to assign any due or payables, to which he is entitled for services rendered or goods provided during the term of this Contract to a different company affiliate or any third party, provisions in Article 22, Transfer of Funds, of this Contract, shall apply.

ARTICLE 29.
Subcontractors

PREPA may invalidate any of the contracts with the subcontractors if PREPA determines that they are detrimental to its best interests.

ARTICLE 30.
Novation

The Contractor and PREPA expressly agree that no amendment or change order which could be made to this Contract, during its term, shall be understood as a contractual novation, unless both Parties agree to the contrary, specifically and in writing. This previous provision shall be equally applicable in such other cases where PREPA gives the Contractor a time extension for the compliance of any of its obligations under the Contract or where PREPA dispenses the claim or demand of any of its credits or rights under this Contract.

ARTICLE 31.
Patents and Copyrights

The Contractor, at its own expense, shall defend any suit or action brought against PREPA based on a claim that any equipment or part thereof, copyright or un-copyrighted composition, secret process, patented or unpatented invention, article, or appliance manufactured or used in the

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performance of this Contract, including their use by PREPA, constitutes an infringement of any patents or copyrights of the United States, if notified promptly in writing by PREPA, and given the authority, information, and assistance for the defense of the same, and the Contractor shall pay all damages and costs awarded therein against PREPA. If in such suit the equipment or any part thereof, or the composition, secret process, invention, article or appliance, is held to constitute infringement and its use is enjoined, the Contractor, at its option and expense, shall either procure for PREPA the right to continue using the same or replace it with non-infringing equipment, composition, secret process, invention, article or appliance, or modify it so it becomes non-infringing; or remove it and refund the purchase price.

ARTICLE 32.
Waivers

No waiver of any breach of this Contract shall be held to be a waiver of any other subsequent breach. All remedies afforded by PREPA in this Contract shall be taken and construed as cumulative, that is, in addition to every other remedy provided herein or by law.

ARTICLE 33.
Correction of Work After Final Payment

The final certificate for payment shall not relieve the Contractor of responsibility for faulty materials or workmanship and, unless otherwise specified, Contractor shall remedy any defects due thereto in accordance with the Warranty provisions of this Contract, PREPA shall give notice of observed defects with reasonable promptness. All questions arising under this Article shall be decided by the Engineer, subject to appeal by the Contractor, as provided in Article 34, Disputes, in this Contract.

ARTICLE 34.
Disputes

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All disputes concerning questions of fact arising under this Contract shall be decided by the Contracting Officer within ten (10) days from the submission of the dispute by Contractor, subject to written appeal by Contractor to the Contracting Officer within thirty (30) days. Within ten (10) days thereafter, the Contracting Officer shall inform each Party hereto of his decision regarding the dispute. Contractor, at its option, may elect to accept such decision or pursue remedies at law or equity. Contractor may directly pursue the remedies at law or equity for all other disputes other than questions of fact. Notwithstanding the terms above, each Party has the right at any time, at its option and where legally available, to commence an action or proceeding in a court of competent jurisdiction to apply for interim or conservatory measures, but not monetary damages. In the event of a dispute arising during the warranty period, Contractor shall ensure that the Performance Bond remains in full force and effect until such dispute is resolved and all obligations of Contractor under the agreement are duly performed.

ARTICLE 35.
Laws to be Observed.

Contractor shall observe and comply with any and all federal, state, and municipal laws, ordinances, and regulations that in any manner affect the Work, the equipment or the materials used in connection with the Works and shall observe all such orders and decrees as exist at present or may be enacted prior to the completion of the Works by agencies or courts having any jurisdiction or authority. Contractor shall save harmless and indemnify PREPA and its representatives, officers, agents and servants for fines and penalties paid by PREPA, including attorney’s fees, to governmental authorities as sole result of Contractor’s violation of any such

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law, ordinance, regulation, order or decree, whether by the Contractor or its subsidiaries, affiliates and employees, subject to limits of liability in Article 16, Liabilities, of this Contract.

All permits must always be available on site. The Contractor will be responsible to request any extension to the permits before their expiration that may be due to Work schedules delays. Otherwise, the Contractor will assume the responsibility to pay any late fees or fines.

ARTICLE 36.
Change in Law

During the term of this Contract, any change in law, including, but not limited to changes in applicable tax law, which causes an increase in Contractors costs when supplying the products or services to be acquired by PREPA, shall be of Contractor’s responsibility and PREPA shall not be obliged to make additional payments nor to pay additional sums to the price or canon originally agreed for those products or services.

ARTICLE 37.
Choice of Law and Venue

This Contract shall be governed by and construed in accordance with the laws of the Commonwealth of Puerto Rico. Also, the contracting Parties expressly agree that only the state courts of Puerto Rico will be the courts of competent and exclusive jurisdiction to decide over the judicial controversies that the appearing Parties may have among them regarding the terms and conditions of this Contract.

ARTICLE 38.
Separability

If a court of competent jurisdiction declares any of the Contract provisions as null or invalid, such holding will not affect the validity and effectiveness of the remaining provisions of the Contract

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and the Parties agree to comply with their respective obligations under such provisions not included by the judicial declaration.

ARTICLE 39.
Discrimination

The Contractor certifies that he is an employer with equal opportunity employment, and does not discriminate against any employee or applicant for employment on account of race, color, gender, age, sex, national or social origin, social status, political ideas or affiliation, religion, for being or perceived to be a victim of domestic violence, sexual aggression or harassment, regardless of marital status, sexual orientation, gender identity or immigrant status, for physical or mental disability, for veteran status or genetic information.

ARTICLE 40.
Warranty

The Contractor warrants to PREPA that the Works shall be performed in a competent, diligent manner in accordance with any mutually agreed Specifications. The foregoing warranty for services work shall expire one (1) year after the performance of the Works. No warranty claim shall extend the applicable warranty period.

If the works do not meet the above warranties, PREPA shall promptly notify the Contractor in writing prior to expiration of the warranty period. The Contractor shall at its option, reperform defective Work. If regardless of the Contractor’s reasonable efforts, a deficient Work cannot be re-performed; the Contractor shall refund or credit the amounts paid by PREPA for such deficient Work. Warranty re-performance by the Contractor shall not extend or renew the applicable warranty period. PREPA shall obtain Contractor’s agreement on the execution of any tests it plans

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to perform to determine if any part of the Work does not comply with the Specifications and warranties.

The Contractor will provide the necessary skill labor for any warranty work that has to be performed in order to comply with the requirements established under this Article. The Performance Bond shall cover and serve as guarantee for this warranty.

Upon expiration of the warranty period, the Performance Bond shall expire.

The warranties and remedies are conditioned upon: (a) proper storage, installation, use, operation, and maintenance of products, (b) PREPA keeping accurate and complete records of operation and maintenance during the warranty period and providing Contractor with access to those records, and (c) modification or repair of products or services only as authorized by the Contractor in writing. Failure to meet any such conditions make the warranty null and void. The Contractor is not responsible for normal wear and tear.

Except as expressly set forth in this article 40, all products and services are provided by Contractor under this Contract are “as is” and Contractor makes no other warranties, express or implied, and disclaims any implied warranties of merchantability, title, non‑infringement or fitness for any particular purpose or use, whether arising by law, by reason of custom or usage of trade, or by course of dealing. Contractor is not responsible or liable for any problems or interruptions to any software due to issues with third-party hosting services or Internet service providers.

ARTICLE 41.
Notice

Any required notice to be given hereunder shall be in writing and will be sufficiently served when delivered in person or properly mailed to the following addresses:

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To PREPA: Puerto Rico Electric Power Authority

PO Box 364267

San Juan, Puerto Rico 00936-4267

Attention: Josué A. Colón Ortiz

Executive Director

To Contractor: Genasys Puerto Rico, LLC

16262 West Bernando Drive

San Diego CA 92127

Attention: Richard S. Danforth

CEO

ARTICLE 42.
Other Taxes

All unemployment, retirement, and other Social Security contributions and taxes; all sales, use and excise, privilege, business and occupational taxes, and any other taxes or fees payable by the Contractor are and shall be included as part of his prices.

ARTICLE 43.
Cleaning Up

The Contractor shall, from time to time, as directed by the Engineer, remove from PREPA’s property and from all public and private property all waste and materials resulting from his operations.

Upon completion of the Works, the Contractor shall remove from the area of the Works all remaining rubbish, unused materials, and other like material, belonging to him or used under his direction, and shall hand-in the work area free of contaminants. In the event of his failure to do so, PREPA may proceed with cleanup of the affected areas at Contractor’s expense, and his surety or sureties shall be liable, therefore.

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ARTICLE 44.
Safety Provisions
44.1
The Contractor shall have an Occupational Safety and Health Program and a Safety Officer on the site. A copy of this Program will be delivered to PREPA’s Occupational Safety Division. The Program shall comply with the following minimum requirements of a health and safety program:
a.
It shall comply with all requirements from all applicable regulations included in the 29 CFR 1900.1. The Program shall have been updated within the past year from the delivery date to PREPA.
b.
It shall establish the mechanisms used to update and audit compliance with itself.
c.
It shall include an accident or incident investigation procedure. This procedure will always include the preparation of a report, which will be submitted to the Occupational Safety Division of PREPA.
44.2
The Contractor shall submit, for evaluation by the Occupational Safety Division, a copy of a Site-Specific Work Plan. This plan shall include, but not be limited to, the following aspects:
a.
Objectives of the Work Plan
b.
Description of the activities
c.
Occupational safety and health considerations to be addressed before commencement of the project.
d.
Procedures for achieving compliance with the applicable regulations, including, but not limited to:

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i.
Occupational Exposure to Lead (29 CFR 1926.62)
ii.
Scaffolds (29 CFR 1926 Subpart L)
iii.
Confined spaces (29 CFR 1910.146)
iv.
Occupational Exposure to Noise (29 CFR 1910.95)
v.
Hazardous Materials (29 CFR 1910 Subpart H)
vi.
Personal Protective Equipment (29 CFR Subpart 1)
vii.
Hazard Communication (29 CFR 1910.1200)
viii.
HAZWOPER (29 CFR 1910.120)
ix.
Fire Protection (29 CFR 1910 Subpart L)
x.
Commercial Diving (29 CFR 1910 Subpart T)
xi.
Respiratory Protection (29 CFR 1910.134)
xii.
Fall Protection (29 CFR 1926 Subpart M)
xiii.
Electrical (29 CFR 1926 Subpart K)
xiv.
Welding (29 CFR 1926 Subpart J)
xv.
Excavations (29 CFR 1926 Subpart P)
xvi.
Demolitions (29 CFR 1926 Subpart T)
xvii.
Blasting & Explosives (29 CFR 1926 Subpart U)
xviii.
Ventilation (29 CFR 1926.57)
xix.
Tools, Hand, and Powered (1926 Subpart I)
xx.
Electric Industry (29 CFR 1910.269)
xxi.
Lockout/Tagout (29 CFR 1910.147)

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xxii.
Asbestos (29 CFR 1910.1001)
e.
It will also include any other regulation or guidelines related to safety and health that could be applicable to the scope of work, and contingency procedures that include how to proceed in an emergency situation, such as fire or chemical spill, among others.
f.
A list of all specialized personnel needed. Also, include copy of all training certificates, licenses or certifications required, according to the scope of work, send it via safety@prepa.pr.gov. For example: pesticide applicator, electrician, spill responder, refrigeration technician, DOT training for hazardous substances, etc. All these certificates and licenses shall be up to date.
g.
Copy of the Safety Data Sheets (SDS) of all chemical products to be used during the project, for evaluation and approval by PREPA’s Occupational Safety and Health Office (Hazard Communication Section).
h.
Certification of compliance with medical surveillance requirements, according to scope of work.
i.
Certification of compliance with Fit Test requirements for the use of respirators that make a face seal.
j.
Safety equipment and materials to be used during the project.
k.
Procedures to verify the work area after each workday and at the end of the project.
l.
Each Contractor/Subcontractor shall comply with a 100% drug /alcohol free work zone. At minimum, pre-project and post-accident testing is required. A positive

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post-accident test or positive pre-project test will result in worker dismissal from the project. Testing will be performed in following closely the NIDA standards.
m.
Certification of compliance for general workers ten (10) hours Occupational Safety and Health Administration course in occupational safety and health standards for the construction industry or general industry. Also, to the managers levels and safety officer present certification of compliance thirty (30) hours Occupational Safety and Health Administration course in occupational safety and health standards for the construction industry or general industry.
44.3
Before commencement of work, the Contractor shall take part in a coordination meeting with the designated Safety Officer and Construction Site Manager, and the project manager on PREPA’s behalf. During this meeting the areas to be worked on will be toured, the site-specific work plan will be discussed and reviewed, and amendments to it could be required.
44.4
If the contracted services include demolition activities (as defined per ANSI A10.6 – 1990: Demolition – the dismantling, razing or wrecking of any fixed building or structure or any part thereof) that will be carried out in buildings or structures, that because of their construction date or prior use, are suspected to contain asbestos, lead based paint or other hazardous materials, the Contractor will require a certification from the project manager or owner stating that the building or structure is free of such materials.
44.5
Services including activities inside buildings occupied by working personnel, that could create a hazard to their safety or health, will be offered AFTER PREPA’S WORKING HOURS. The Contractor will take all steps necessary to assure the area will be free of

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nuisance odors or vapors before is reoccupy by PREPA’s personnel. All these will be done in coordination with PREPA’s local supervisor.
44.6
The Contractor shall assure that all wastes are removed and properly disposed of, in accordance with all applicable laws and regulations, at the end of every work shift and after the completion of the project.
44.7
All chemical products to be used shall be classified as Approved or Conditionally Approved by PREPA’s Hazard Communication Section.
44.8
Welding operations will comply with the requirements of OSHA, ANSI and NFPA.
44.9
If the project involves the handling of non-asbestos insulation or other dust generating materials, like gypsum board, steps shall be taken to prevent the release of the dust to adjacent areas. The Contractor shall take all reasonable precautions for the safety of, and shall provide all reasonable protection to prevent damage, injury or loss to all employees on the work and all other persons who may be affected. Also, to the work, property, material and equipment on or off the site, under the care, custody or control of the Contractor or any of his subcontractors.
44.10
The Contractor shall comply with all applicable laws, ordinances, rules, regulations and lawful orders of any public authority having jurisdiction for the safety of persons or property or to protect them from damage, injury or loss. He shall erect and maintain, as required by existing conditions and progress of the work, all reasonable safeguards for safety and protection, including posting danger signs and other warnings against hazards, promulgating safety regulations and notifying owners and users of adjacent utilities.

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44.11
The Contractor shall designate a responsible Safety Officer of his organization, evaluated and approved by PREPA, who shall be at all times at the project site, whose only duty shall be the prevention of accidents, implement both the Safety and Health Program and the Site-Specific Work Plan in coordination with the Safety Officer from PREPA. The Contractor’s Safety Officer shall have successfully completed the thirty (30) hours Occupational Safety and Health Administration course in occupational safety and health standards for the construction industry.

Contractor shall also have on site available at any time the latest revision of the OSHA Standards for the Construction Industry Manual.

44.12
Compliance with all safety provisions by subcontractors shall be the responsibility of the Contractor.
44.13
Contractor agrees that it shall perform all work in compliance with federal, state and local occupational safety and health regulations, as described in the Site-Specific Work Plan.
44.14
Contractor will obtain and maintain, during the duration of the Contract, the proper permits from all federal, state and local regulatory authorities or other applicable government agency with respect to discharge, disposal, use, storage, handling and transportation of hazardous chemicals and substances as and when applicable law or regulation requires. For projects including the handling of asbestos, lead, or spilled hazardous substances, the notification to EPA or the EQB will be done by the Contractor, but in coordination with the Safety Officer and the Environmental Advisor or Officer.

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44.15
Contractor will not cause or permit any hazardous chemical or product containing a hazardous chemical to be at, or in the vicinity of, any place where any employee, agent, or contractor of PREPA, or any employee of any such agent or Contractor, may be at risk or exposed to hazard as a result thereof during normal use or any foreseeable emergency.
44.16
Contractor will defend, indemnify and hold harmless, PREPA, its employees, agents or assignees for any and all direct liabilities and expenses arising out of Contractor noncompliance with these clauses irrespective of any other terms of this Contract.
44.17
PREPA may unilaterally terminate this contract upon the Contractor’s non – observance of any of the foregoing or for any failure to comply with any of the safety provisions on this Contract upon thirty (30) days of a written notice to Contractor.
ARTICLE 45.
Environmental Conditions
45.1
The Contractor covenants and agrees that it shall, at all times during the term of the Contract, and at its sole cost and expense, comply with and assume sole responsibility and liability under all environmental laws applicable to use of or operations at the project site by Contractors, its agents, assigns, and/or employees. Contractor agrees that should it or any of its agents, assigns, or employees know of (a) any violation of environmental law relating to the project site, or (b) the escape, release, or threatened release of any hazardous materials in, on under, or about the project site, Contractor shall promptly notify PREPA in writing of such, and that it will provide all warnings of exposure to hazardous materials in, on, under, or about the project site, in strict compliance with all applicable environmental laws. Further, Contractor covenants and agrees that it shall at no time use,

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analyze, generate, manufacture, produce, transport, store, treat, release, dispose of, or permit the escape of, or otherwise deposit in, on, under, or about the project site, any hazardous materials, or permit or allow any of its agents, assigns, or employees to do so. Prior to use of the project site, Contractor shall provide to PREPA an inventory of all equipment and materials stored and/or to be stored at the project site.
45.2
For purposes of this Contract, hazardous materials shall include but is not limited to, any and all substances, chemicals, wastes, sewage, or other materials that are now or hereafter regulated, controlled or prohibited by any environmental laws, including, without limitation: any (a) substance defined as a hazardous substance, extremely hazardous substance, hazardous material, hazardous chemical, hazardous waste, toxic substance, or air pollutant by federal laws (b) any chemical, compound, material, substance, or other matter that: (1) is a flammable explosive, asbestos, radioactive material, nuclear material, drug, vaccine, bacteria, virus, hazardous waste, toxic substance, injurious by itself or in combination with other materials; (2) is, controlled, designated in, or governed by any hazardous materials law; (3) gives rise to any reporting, notice, or publication requirements under any hazardous materials laws.
45.3
The Contractor must provide and maintain environmental protection measurements during the commencement, construction and completion of the project, as defined under this Contract. Environmental protection measures must be provided by the Contractor to correct conditions that emerge or develop during the construction, as well, the recondition

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of all environmental measurements or controls employed at the project that do not fulfill their purpose.
45.4
The Contractor must comply with all environmental laws and regulations, as well as any terms or conditions specify under any approved plan, permit or endorsement by local, state or federal agencies. The Contractor must obtain, and submit to PREPA, any type of permit required for their operation, such as but not limited to fuel or wastewater storage tanks, storage of remain material of excavations or any landfill required for the project, use and storage of chemicals, cranes and transportation permits, etc. Furthermore, the Contractor shall comply immediately with any recommendation, required response or mitigation action for any environmental concern or deficiency found by PREPA’s personnel, or any State or Federal regulatory agency. The Contractor will be responsible to notify PREPA immediately of any findings resulting from inspections performed by regulatory agency.
45.5
The Contractor and its subcontractors must comply with the provisions to attend all discharge of waste waters to comply with the federal and State regulations of the Clean Water Act (40CFR 112.7 y 122), the Spill Prevention Control and Countermeasure and the EQB’s Water Quality Standards.
45.6
The Contractor agrees to indemnify PREPA for all expenses and costs of any nature arising out of any claim due to an environmental violation, caused by his agents, employees, subcontractors or assigns during the performance or non‑performance of its obligations under the Contract.

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45.7
The Contractor shall have available, and close to the working area, the necessary equipment to control, pick-up and clean up any spill that could occur during the performance of the work required by the Contract. The equipment should include all the necessary materials for waste disposal.
45.8
All Contractor’s equipment, including vehicles, to be used in the work area should have an inspection and maintenance program, and be free of any hydrocarbon or hydraulic fluid leakage. If the equipment develops a leakage during the work process, it should be repaired or replaced immediately. While the leaking equipment is removed of the work or it is repaired, it is the Contractor’s responsibility the replacement of cloth or absorbent material and drip pans. Traces of hydraulic leakages found during the repairs or modification works must be removed and clean immediately in order to prevent Power Plant Outfalls discharge contamination.
45.9
The Contractor shall inform and coordinate with the Plant’s Compliance Regulations Supervisor any work to be done to avoid any environmental violation.
45.10
The Contractor shall comply with all the arrangements established in the Consent Decree between PREPA and the Environmental Protection Agency (EPA).
45.11
All areas must be clean and organized to prevent accidents or violations of regulations. All equipment to be used in the work area should be in perfect conditions and have a good maintenance program. A monthly record of maintenance shall be filed by the Contractors and submitted to PREPA. Also, will be responsible to maintain their Operation Center and project area clean and organized.

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45.12
The Contractor shall dispose the wastes stipulated in the Technical Specifications according to the Environmental regulations. The use of PREPA’s waste disposal equipment is not permitted. Hazardous wastes shall not be discharged into sanitary sewers or storm water drainage system. All waste products shall be disposed of in accordance with applicable regulations.
45.13
The Contractor will be responsible to contain, mitigate and dispose any type of fuel spill, oils or any other substances due to rupture of generator and rotor equipment, as well as auxiliary’s related equipment and over and underground pipelines, tanks or storage containers.
45.14
All work shall be performed in compliance with the Spill Prevention and Control and Countermeasure Plan (SPCCP). Contractor and subcontractors shall attend to an orientation about the SPCCP.
45.15
The Contractor shall submit work plan and the SPCCP to the Environmental Engineer. The construction process should be performed in such a manner that any adverse environmental impacts, where applicable, are reduced to minimum. and acceptable level in fulfillment to PREPA.
45.16
All chemical products to be used shall be classified as “Approved” or “Conditional Approved” by PREPA’s Hazard Communication Section and by Substances and Wastes Management Department, before entering the work area of PREPA’s premises.
45.17
The Contractor, upon completion of the work, must leave all the work area clean, organized and free of contaminants, according to the laboratory analysis before and after the work.

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Before starting the work, the Contractor shall submit the work plan to PREPA for evaluation of the Environmental Protection Division. The storage area for the removed equipment and parts must be appropriate to avoid contaminants dispersion to the ground or water.
45.18
All chemical analysis shall be performed by an approved laboratory and shall be included in PREPA’s Materials Management Division Supplier’s Register as companies that are properly qualified and evaluated to perform this type of work.
45.19
The disposal of non-hazardous and hazardous waste material shall be done in a Treatment Storage Disposal Facility (TSDF) previously approved by PREPA.
45.20
The Contractor shall submit evidence of compliance with DOT’s Hazardous Materials Transportation, 49 CFR 172 Sub. Part H (DOT).
45.21
All remedial actions and environmental work will be performed by a company previously approved by PREPA.
45.22
All work shall be performed according to the Best Management Practice Plan (BMPP), which is part of the Special Conditions of the NPDES Permit.
45.23
Any chemical product should not reach any internal waste stream or outfall of the Plant in order to comply with the NPDES Permit.
45.24
Temporary storage areas of construction and disposal materials shall be protected with dikes. In the absence of dikes, the Contractor shall prepare temporary areas with dikes to avoid materials exposure.

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45.25
All the construction and disposal materials shall be covered to avoid rainfall exposure during the work activities.
45.26
The Contractor shall keep a chemical inventory for products with ingredients regulated by the EPA’s Toxic Release Inventory (SARA title III, 313). The Contractor should do a quantity report for all the material used and disposed in the project. This report will include a copy for all the analysis taken during the project and a copy or copies of the manifest of the waste generated. This report should be submitted to the Plant’s Regulations Compliance Supervisor and to the Quality Assurance Environmental Protection Division.
45.27
The Contractor shall be responsible to obtain the requirement air permits for the control of fugitive emission that may be causes by process or work operations.
45.28
The Contractor shall be responsible to obtain all the necessary permits for the proposed activity, including the operation of emergency electric power generators, fuel and oil storage tanks, use of crane and transportation of equipment in state roads and highways. All copies of approved permits must be on the site project. The Contractor must submit a copy of the approved permits to the Environmental Protection Quality Assurance Division (EPQAD).
45.29
The Contractor must locate construction and maintenance signs in a visible area of the project. These signs must comply with the states and federal codes for regulatory, warning and guide signs.
45.30
Water flooding of trenches with potable water will not be permitted.
45.31
All paints applied by sprayers shall be of a water-based type.

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45.32
Provisions shall be made to prevent the discharge of construction silt, mud, and debris into storm water drains or power plant outfalls.
45.33
Contractor shall take whatever steps, procedures, or means to prevent abnormal, material spillage, or tracking conditions due to their construction operations in connection with the Contract. The dust control measures shall always be maintained during construction of the project, to the satisfaction of PREPA’s Environmental and Engineers Personnel, in accordance with Air Pollution Control Regulations.
45.34
All materials supplied by Contractor shall be one hundred percent (100%) asbestos free.
45.35
When archaeological features are encountered or unearthed, Contractor shall promptly report PREPA’s Environmental Division. Excavation shall not resume in the identified area until approved by State Regulatory Officers.
45.36
Contractor is solely responsible for, and assumes full liability for, the traffic control relating to this project. Contractor is solely responsible for any and all loss, damage, replacement, or repair necessitated to any traffic signal equipment, traffic signal conduit, and/or circuits, arising from or relating to Contractor’s work or services performed hereunder. Contractor shall have all repairs performed immediately at its sole expense by a licensed electrical contractor with experience in traffic signal repair, subject to pre-approval by State the Roads and Transportation Department. Any and all repairs and/or replacement costs expended by the State in this regard shall be reimbursed immediately by the Contractor.
ARTICLE 46.
Use of Completed Portions

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PREPA shall have the right to take possession of and use any completed or partially completed portions of the Work, notwithstanding the fact that the time for completion of the entire Works may not have expired, but such taking possession and use shall not be deemed an acceptance of the Work so taken or used or any part thereof. PREPA may require the Contractor to expedite the completion of any part of the Work for provisional use by PREPA and the Contractor shall comply with such request. If such order of completion or prior use increases the cost of the work or delays the work, the Contractor shall be entitled to such extra compensation or extension of time as agreed by the Parties.

ARTICLE 47.
Quality Assurance

The Contractor shall submit for evaluation and approval by PREPA a quality control program and establish a quality assurance program, also evaluated and approved by PREPA, to satisfy all applicable regulation and requirements specified in the procurement documents and satisfactory to PREPA. The program shall contain all those measures necessary to assure that all basic technical requisites ask for in the drawings, codes, tests, and inspections for design, fabrication, cleaning, installation, packing, handling, shipping, long term storage, when necessary, and test equipment are fulfilled. PREPA reserves the right to conduct audits and inspections to the facilities, activities, and/or documents when estimated and without previous notification necessary in order to assure that the quality control program is adequate and properly implemented.

The Contractor shall allow PREPA access to its facilities and documents, so that PREPA, through audits and inspections can verify the quality of the labor, equipment, products, services, and any other related items provided by the Contractor. In every case in which the materials or services

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furnished to PREPA are subcontracted partially or totally, by the Contractor, the Contractor shall request the subcontractor to accept and comply with all the requirements of this Article.

ARTICLE 48.
Compliance with the Commonwealth of Puerto Rico Contracting Requirements

The Contractor will comply with all applicable laws, regulations and executive orders that regulate the contracting process and requirements of the Government of Puerto Rico, including Act No. 73-2019, as amended, known as the “2019 General Services Administration Act for the Centralization of Purchases of the Government of Puerto Rico” (“Act 73-2019”). In compliance with the provisions of Act 73-2019, the Contractor has provided PREPA the Certification of Eligibility of the Unique Registry of Professional Services Providers (known in Spanish as “Certificado de Elegibilidad del Registro Único de Proveedores de Servicios Profesionales”, and hereinafter referred to as the “RUP Certification”), issued by the General Services Administration. It is hereby acknowledged that pursuant to the provisions of Article 42 of Act 73-2019, a valid RUP Certification serves as evidence of compliance with the documentation requirements necessary for contracting professional services with the Government of Puerto Rico, particularly those applicable under Act 237-2004, as amended, which establishes uniform contracting requirements for professional and consultant services for the agencies and governmental entities of the Commonwealth of Puerto Rico (3 L.P.R.A. § 8611 et seq.), the Puerto Rico Department of Treasury Circular Letter Number 1300-16-16 issued on January 22, 2016, as amended, and the sworn statement before notary public required pursuant to Article 3.3 of Act 2-2018.

Further, the Contractor hereby certifies, guarantees, acknowledges and agrees to the following:

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A.
The Contractor hereby certifies that as of the execution of this Contract, it has filed income, sales, and use (“IVU” for its Spanish acronym), and property taxes returns, in Puerto Rico for the past five (5) years. The Contractor also certifies that it does not have any outstanding debt or other debts with the Government of Puerto Rico for income, IVU taxes (collected by the Department of the Treasury), real or chattel property taxes (collected by the “Centro de Recaudación de lngresos Municipales” (“CRIM”)), unemployment insurance premiums, workers’ compensation payments, Social Security for chauffeurs from the Department of Labor and Human Resources, nor have debts with the Puerto Rico Child Support Administration (known in Spanish as the Administración Para El Sustento de Menores (ASUME). If the Contractor owes taxes or premiums to said government agencies, it agrees that PREPA may withhold any monies due to the Contractor under this Contract to be applied to the payment and cancellation of said debt. The Contractor also certifies that it is in corporate “Good Standing” at the Department of State of Puerto Rico. The Contractor hereby represents and certifies that it is duly authorized to do business under the laws of Puerto Rico by the Department of State and the execution, delivery, and performance of all the services under this Contract are within the Contractor authorized powers and are not in contravention of law. The Contractor also certifies that it is in compliance with the Merchant’s Registration. Accordingly, the Contractor has submitted to PREPA its RUP Certification from the General Services Administration. The Contractor shall maintain its certificate valid for the duration of this Contract.

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B.
Special Contribution for Professional and Consulting Services: As required by Act 48-2013, as amended, PREPA will withhold a special contribution of one point five percent (1.5%) of the gross amounts paid under this Contract.
C.
Social Security and Income Tax Retentions: In compliance with Executive Order 1991 OE-24; and C.F.R. Part 404 et. Seq., Contractor will be responsible for rendering and paying the Federal Social Security and Income Tax Contributions for any amount owed as a result of the income, from this Contract.
D.
Income Tax Retention Law: PREPA shall deduct and withhold ten percent (10%) of all payments to residents of the Commonwealth of Puerto Rico as required by the Internal Revenue Code of Puerto Rico. In case of US citizens and non‑US citizens, which are nonresidents of the Commonwealth of Puerto Rico, PREPA will retain twenty percent (20%) and twenty-nine percent (29%) respectively. PREPA will remit such withholdings to the Government of Puerto Rico’s Treasury Department (known in Spanish as Departamento de Hacienda de Puerto Rico). Contractor will request PREPA not to make such withholdings if, to the satisfaction of PREPA, Contractor timely provides a release from such obligation by the Government of Puerto Rico’s Treasury Department Act 1-2011, section 1062.03.
E.
Compliance with Governmental Ethics, Act 1-2012: Contractor will certify compliance with Act 1 of January 3, 2012, as amended (Act 1-2012), known as the Ethics Act of the Government of Puerto Rico, which stipulates that no employee or executive of PREPA nor any member of his/he immediate family (spouse, dependent children or other members of

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his/her household or any individual whose financial affairs are under the control of the employee) shall have any direct or indirect pecuniary interest in the services to be rendered under this Contract, except as may be expressly authorized by the Governor of Puerto Rico in consultation with the Secretary of Treasury and the Secretary of Justice of the Government. 3 L.P.R.A. § 8611 et seq.
F.
Act 168-2000: Law for the Strengthening of the Family Support and Livelihood of Elderly People: Contractor will certify that if there is any Judicial or Administrative Order demanding payment or any economic support regarding Act 168-2000, as amended, the same is current and in all aspects in compliance. Act 168-2000 “Law for the Strengthening of the Family Support and Livelihood of Elderly People” in Spanish: “Ley para el Fortalecimiento del Apoyo Familiar y Sustento de Personas de Edad Avanzada”, 3 L.P.R.A. §8611 et seq.
G.
Act 127-2004: Contract Registration in the Comptroller’s Office of Puerto Rico Act: Payment for services object of this Contract will not be made until this Contract is properly registered in the Office of the Comptroller of the Government of Puerto Rico pursuant to Act 18 of October 30, 1975, as amended.
H.
Prohibition with respect to execution by public officers: 3 L.P.R.A. §8615(c): No public officer or employee authorized to contract on behalf of the executive agency for which he/she works may execute a contract between the agency for which he/she works and an entity or business in which he/she or any member of his/her family unit has or has had

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direct or indirect economic interest during the last four (4) years prior to his/her holding office.
I.
Prohibition with respect to contracting with officers or employees: 3 L.P.R.A. §8615(d): No executive agency may execute a contract in which any of its officers or employees or any member of their family units has or has had direct or indirect economic interest during the last four (4) years prior to their holding office, unless the Governor gives authorization thereto with the previous recommendation of the Secretary of the Treasury and the Secretary of Justice.
J.
Prohibition with respect to contracts with officers and employees of other Government entities: 3 L.P.R.A. §8615(e): No public officer or employee may be a party to or have any interest in any profits or benefits produced by a contract with any other executive agency or government dependency unless the Governor gives express authorization thereto with previous recommendation from the Secretary of the Treasury and the Secretary of Justice.
K.
Prohibition with respect to evaluation and approval by public officers: 3 L.P.R.A. §8615(f): No public officer or employee who has the power to approve or authorize contracts shall evaluate, consider, approve or authorize any contract between an executive agency and an entity or business in which he/she or any member of his/her family unit has or has had direct or indirect economic interest during the last four (4) years prior to his/her holding office.
L.
Prohibition with respect to execution by public officers’ contracts with former public officers: 3 L.P.R.A. §8615(h): No executive agency shall execute contracts with or for the

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benefit of persons who have been public officers or employees of said executive agency until after two (2) years have elapsed from the time said person has ceased working as such.
M.
Dispensation: Any and all necessary dispensations have been obtained from any government entity and that said dispensations shall become part of the contracting record.
N.
Rules of Professional Ethics: The Contractor acknowledges and accepts that it is knowledgeable of the rules of ethics of his/her profession and assumes responsibility for his/her own actions.
O.
Provisions Required under Act 14-2004: The Contractor agrees that articles extracted, produced, assembled, packaged or distributed in Puerto Rico by enterprises with operations in Puerto Rico, or distributed by agents established in Puerto Rico shall be used when the service is rendered, if they are available.
P.
The Contractor certifies that at the time of execution of this Contract it has no other contracts with other agencies, public corporations, municipalities, and/or instrumentalities of the Government of Puerto Rico. The Contractor acknowledges and accepts that the failure to list any current contractual relationship with any governmental entity may result in the termination of this Contract if required by PREPA.
Q.
The Contractor certifies that at the time of the execution of this Contract, it is not a public company with shares that are traded on a regulated stock exchange. The Contractor certifies that prior to the execution of this Contract, it has submitted to PREPA a Certification of Legal Entity (known in Spanish as “Certificación sobre Personas Jurídicas”).

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R.
Interagency Services Clause

Pursuant to Memorandum No. 2023-001, Circular Letter 008-2023, of the Office of the Governor of Puerto Rico (Oficina del Gobernador de Puerto Rico) and the Office of Management and Budget (Oficina de Gerencia y Presupuesto de Puerto Rico  OGP), both Parties acknowledge and agree that the contracted services herein may be provided to any entity of the Executive Branch which enters into an interagency agreement with the contracting entity (PREPA)  or by direct provision of the Office of the Chief of Staff of the Governor of Puerto Rico (Secretaría de la Gobernación). These services will be performed under the same terms and conditions regarding hours of work and compensation set forth in this Contract.

S.
Termination Clause

The Chief Executive Officer has the authority to terminate this Contract at any time. If any of the previously required Certifications shows a debt, and Contractor has requested a review or adjustment of this debt, Contractor will certify that it has made such request at the time of the Contract execution. If the requested review or adjustment is denied and such determination is final, Contractor will provide, immediately, to PREPA a proof of payment of this debt; otherwise, Contractor accepts that the owed amount be offset by PREPA and retained at the origin, deducted from the corresponding payments.

ARTICLE 49.
Anti-Corruption Code for a New Puerto Rico

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Contractor agrees to comply with the provisions of Act 2-2018, as the same may be amended from time to time, which establishes the Anti-Corruption Code for a New Puerto Rico (Act 2-2018). The Contractor hereby certifies that it does not represent interests in cases or matters that imply a conflict of interest, or of public policy, between the executive agency and the interests it represents.

Contractor shall furnish a sworn statement to the effect that neither Contractor nor any president, vice president, executive director or any member of a board of officials or board of directors, or any person performing equivalent functions for Contractor has been convicted of or has pled guilty to any of the crimes listed in Article 6.8 of Act 8‑2017, as amended, known as the Act for the Administration and Transformation of Human Resources in the Government of Puerto Rico (Act 8-2017) or any of the crimes included in Act 2-2018.

Contractor hereby certifies that it has not been convicted in Puerto Rico or United States Federal court for under Articles 4.2, 4.3 or 5.7 of Act 1-2012, as amended, known as the Organic Act of the Office of Government Ethics of Puerto Rico (Act 1-2012), any of the crimes listed in Articles 250 through 266 of Act 146-2012, as amended, known as the Puerto Rico Penal Code (Act 146-2012), any of the crimes typified in Act 2-2018, or any other felony that involves misuse of public funds or property, including but not limited to the crimes mentioned in Article 6.8 of Act 8-2017.

PREPA shall have the right to terminate the Contract in the event Contractor is convicted in Puerto Rico or United States Federal court for under Act 1 Articles 4.2, 4.3 or 5.7 of 2012, any of the crimes listed in Articles 250 through 266 of Act 146-2012, any of the crimes typified in Act 2-2018 or any other felony that involves misuse of public funds or property, including but not limited to the crimes mentioned in Article 6.8 of Act 8-2017.

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Consequences of Non-Compliance: The Contractor expressly agrees that the conditions outlined throughout this Article are essential requirements of this Contract. Consequently, should any one of these representations, warranties or certifications be incorrect, inaccurate or misleading, in whole or in part, there shall be sufficient cause for PREPA to render this Contract null and void, and the Contractor shall reimburse PREPA all money received under this Contract.

ARTICLE 50.
Federal Contracting Provisions

Since the work under this Contract will be funded in whole or in part by grants through the Federal Emergency Management Agency (FEMA) Public Assistance program and the U.S. Department of Housing and Urban Development (HUD) Community Development Block Grant Disaster Recovery program (CDBG-DR), the following provisions shall apply as applicable to professional services:

50.1
Remedies: Any violation or breach of terms of this Contract on the part of Contractor or a subcontractor may result in the suspension or termination of this Contract or such other action, including the recovery of damages, as may be necessary to enforce the rights of PREPA. The duties and obligations imposed by this Contract and the rights and remedies available hereunder shall be in addition to, and not a limitation of, any duties, obligations, rights, and remedies otherwise imposed or available by law. Upon a material breach by Contractor, PREPA may utilize any remedy available by law, including precluding Contractor from further work with PREPA in the future and recommending suspension and debarment.

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50.2
Equal Employment Opportunity: For all services under the Contract consisting of “federally assisted construction work,” as defined at 41 C.F.R. § 60-1.3, Contractor agrees as follows:
1.
Contractor shall not discriminate against any employee or applicant for employment because of race, color, religion, sex, sexual orientation, gender identity, or national origin. Contractor shall take affirmative action to ensure that applicants are employed, and that employees are treated during employment without regard to their race, color, religion, sex, sexual orientation, gender identity, or national origin. Such action shall include, but not be limited to the following: Employment, upgrading, demotion, or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. Contractor agrees to post in conspicuous places, available to employees and applicants for employment, notices to be provided setting forth the provisions of this nondiscrimination clause.
2.
Contractor shall, in all solicitations or advertisements for employees placed by or on behalf of Contractor, state that all qualified applicants will receive consideration for employment without regard to race, color, religion, sex, sexual orientation, gender identity, or national origin.
3.
Contractor shall not discharge or in any other manner discriminate against any employee or applicant for employment because such employee or applicant has inquired about, discussed, or disclosed the compensation of the employee or applicant or another employee or applicant. This provision shall not apply to instances in which an employee who has

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access to the compensation information of other employees or applicants as a part of such employee’s essential job functions discloses the compensation of such other employees or applicants to individuals who do not otherwise have access to such information, unless such disclosure is in response to a formal complaint or charge, in furtherance of an investigation, proceeding, hearing, or action, including an investigation conducted by the employer, or is consistent with Contractors legal duty to furnish information.
4.
Contractor shall send to each labor union or representative of workers with which it has a collective bargaining agreement or other contract or understanding, a notice to be provided advising the said labor union or workers’ representatives of Contractor’s commitments under this section, and shall post copies of the notice in conspicuous places available to employees and applicants for employment.
5.
Contractor shall comply with all provisions of Executive Order 11246 of September 24, 1965, and of the rules, regulations, and relevant orders of the Secretary of Labor.
6.
Contractor shall furnish all information and reports required by Executive Order 11246 of September 24, 1965, and by rules, regulations, and orders of the Secretary of Labor, or pursuant thereto, and will permit access to his books, records, and accounts by the administering agency and the Secretary of Labor for purposes of investigation to ascertain compliance with such rules, regulations, and orders.
7.
In the event of Contractor’s noncompliance with the nondiscrimination clauses of this Contract or with any of the said rules, regulations, or orders, this Contract may be canceled, terminated, or suspended in whole or in part and Contractor may be declared ineligible for

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further Government contracts or federally assisted construction contracts in accordance with procedures authorized in Executive Order 11246 of September 24, 1965, and such other sanctions may be imposed and remedies invoked as provided in Executive Order 11246 of September 24, 1965, or by rule, regulation, or order of the Secretary of Labor, or as otherwise provided by law.
8.
Contractor shall include the portion of the sentence immediately preceding paragraph (1) and the provisions of paragraphs (1) through (8) in every subcontract or purchase order unless exempted by rules, regulations, or orders of the Secretary of Labor issued pursuant to section 204 of Executive Order 11246 of September 24, 1965, so that such provisions will be binding upon each subcontractor, subcontractor, or vendor. Contractor shall take such action with respect to any subcontract or purchase order as the administering agency may direct as a means of enforcing such provisions, including sanctions for noncompliance:

Provided, however, that in the event Contractor becomes involved in, or is threatened with, litigation with a subcontractor, subcontractor or vendor as a result of such direction by the administering agency, Contractor may request the United States to enter into such litigation to protect the interests of the United States.

50.3
Employment Practices: PREPA further agrees that it will be bound by the above equal opportunity clause with respect to its own employment practices when it participates in federally assisted construction work, provided, that if PREPA is a State or local government, the above equal

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opportunity clause is not applicable to any agency, instrumentality or subdivision of such government which does not participate in work on or under this Contract.
50.4
Cooperation: PREPA agrees that it will assist and cooperate actively with the administering agency and the Secretary of Labor in obtaining the compliance of consultants and subcontractors with the equal opportunity clause and the rules, regulations, and relevant orders of the Secretary of Labor, that it will furnish the administering agency and the Secretary of Labor such information as they may require for the supervision of such compliance, and that it will otherwise assist the administering agency in the discharge of the agency’s primary responsibility for securing compliance.
50.5
Contracting Prohibition: PREPA further agrees that it will refrain from entering into any contract or contract modification subject to Executive Order 11246 of September 24, 1965, with a consultant debarred from, or who has not demonstrated eligibility for, Government contracts and federally assisted construction contracts pursuant to the Executive Order and will carry out such sanctions and penalties for violation of the equal opportunity clause as may be imposed upon consultants and subcontractors and or subcontractor by the administering agency or the Secretary of Labor pursuant to Part II, Subpart D of the Executive Order. In addition, PREPA agrees that if it fails or refuses to comply with these undertakings, the administering agency may take any or all of the following actions: Cancel, terminate, or suspend in whole or in part this grant (contract, loan, insurance, guarantee); refrain from extending any further assistance to PREPA under the program with respect to which the failure or refund occurred until satisfactory assurance of future

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compliance has been received from PREPA; and refer the case to the Department of Justice for appropriate legal proceedings.
50.6
Contract Work Hours and Safety Standards Act (40 U.S.C. §§ 3701-3708): To the extent this Contract involves the employment of mechanics or laborers, the following provisions apply:
1.
In accordance with 40 U.S. 3701 et seq., no contractor or subcontractor contracting for any part of the contract work which may require or involve the employment of laborers or mechanics shall require or permit any such laborer or mechanic in any workweek in which he or she is employed on such work to work in excess of forty hours in such workweek unless such laborer or mechanic receives compensation at a rate not less than one and one-half times the basic rate of pay for all hours worked in excess of forty hours in such workweek.
2.
In the event of any violation of the clause set forth in paragraph (1) of this Section 50.6 Contractor and any subcontractor of its subcontractor responsible therefor shall be liable for the unpaid wages. In addition, Contractor and subcontractor or subcontractor shall be liable to the United States (in the case of work done under contract for the District of Columbia or a territory, to such District or to such territory), for liquidated damages. Such liquidated damages shall be computed with respect to each individual laborer or mechanic, including watchmen and guards, employed in violation of the clause set forth in paragraph (1) of this Section 50.5, in the sum of $27 for each calendar day on which such individual was required or permitted to work in excess of the standard workweek of forty hours

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without payment of the overtime wages required by the clause set forth in paragraph (1) of this Section 50.6.
3.
PREPA shall upon its own action or upon written request of an authorized representative of the Department of Labor withhold or cause to be withheld, from any moneys payable on account of work performed by the Contractor or subcontractor under any such contract or any other Federal contract with the same Contractor, or any other federally-assisted contract subject to the Contract Work Hours and Safety Standards Act, which is held by the same Contractor, such sums as may be determined to be necessary to satisfy any liabilities of such Contractor or subcontractor for unpaid wages and liquidated damages as provided in the clause set forth in paragraph (2) of this Section 50.6. Contractor or subcontractor shall insert in any subcontracts the clauses set forth in this Section 50.6 and also a clause requiring the subcontractor to include these clauses in any lower tier subcontracts. Contractor shall be responsible for compliance by any subcontractor or lower tier subcontractor with the clauses set forth in set forth in this Section 50.6.
50.7
Clean Air and the Federal Water Pollution Control Act
1.
Clean Air Act Clause:
•
Contractor agrees to comply with all applicable standards, orders or regulations issued pursuant to the Clean Air Act, as amended, 42 U.S.C. § 7401 et seq.

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•
Contractor agrees to report each violation to PREPA and understands and agrees that PREPA will, in turn, report each violation as required to assure notification to the Federal Emergency Management Agency, and the appropriate Environmental Protection Agency Regional Office.
•
Contractor agrees to include these requirements in each subcontract exceeding $150,000 financed in whole or in part with Federal assistance provided by FEMA.
2.
Federal Water Pollution Control Act Clause:
•
Contractor agrees to comply with all applicable standards, orders, or regulations issued pursuant to the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251 et seq.
•
Contractor agrees to report each violation to PREPA and understands and agrees that PREPA will, in turn, report each violation as required to assure notification to the Federal Emergency Management Agency, and the appropriate Environmental Protection Agency Regional Office.
•
Contractor agrees to include these requirements in each subcontract exceeding $150,000 financed in whole or in part with Federal assistance provided by FEMA.

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50.8
Suspension and Debarment Clause
1.
This Contract is a covered transaction for purposes of 2 C.F.R. pt. 180 and 2 C.F.R. pt. 3000. As such, Contractor is required to verify that none of the Contractor’s principals (defined at 2 C.F.R. § 180.995) or its affiliates (defined at 2 C.F.R. § 180.905) are excluded (defined at 2 C.F.R. § 180.940) or disqualified (defined at 2 C.F.R. § 180.935).
2.
Contractor shall comply with 2 C.F.R. pt. 180, subpart C and 2 C.F.R. pt. 3000, subpart C, and must include a requirement to comply with these regulations in any lower tier covered transaction it enters into.
3.
Contractor shall execute the certification attached hereto as an Annex (Certification Regarding Debarment, Suspension and Other Responsibility Matters). This certification is a material representation of fact relied upon by PREPA. If it is later determined that Contractor did not comply with 2 C.F.R. pt. 180, subpart C and 2 C.F.R. pt. 3000, subpart C, in addition to remedies available to PREPA, the Federal Government may pursue available remedies, including but not limited to suspension and/or debarment.
4.
Contractor shall, and shall cause all subcontractors of every tier to, comply with the requirements of 2 C.F.R. pt. 180, subpart C and 2 C.F.R. pt. 3000, subpart C.
50.9
Byrd Anti-Lobbying Amendment, 31 U.S.C. § 1352 (as amended)
1.
Contractors that apply or bid for an award exceeding $100,000 shall file the required certification. Contractor shall cause every subcontractor of every tier above that it will not and has not used Federal appropriated funds to pay any person or organization for influencing or attempting to influence an officer or employee of any agency, a member of

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Congress, officer or employee of Congress, or an employee of a member of Congress in connection with obtaining any Federal contract, grant or any other award covered by 31 U.S.C. 1352. Contractor shall cause every subcontractor of every tier to disclose any lobbying with non-Federal funds that takes place in connection with obtaining any Federal award. Such disclosures are forwarded from tier to tier up to the recipient (PREPA). Contractor shall also submit to PREPA the required certification regarding lobbying at Appendix B, 44 C.F.R. Part 18 attached to this Contract as an Annex (Certification Regarding Lobbying for Contracts, Grants, Loans, and Cooperative Agreements).
50.10
Procurement of Recovered Materials
1.
In the performance of this Contract, Contractor shall make maximum use of products containing recovered materials that are Environmental Protection Agency (EPA) designated items unless the product cannot be acquired:
•
Competitively within a timeframe providing for compliance with the Contract performance schedule;
•
Meeting Contract performance requirements; or
•
At a reasonable price.
2.
Information about this requirement, along with the list of EPA-designated items, is available at EPA’s Comprehensive Procurement Guidelines web site, https://www.epa.gov/smm/comprehensive-procurement-guideline-cpg-program.

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Contractor also agrees to comply with all other applicable requirements of Section 6002 of Solid Waste Disposal Act.
50.11
Changes: At any time, and only through a written change order instruction, PREPA may make changes in the Services or work to be performed within the general scope of this Contract. To the extent Contractor can demonstrate such changes cause an increase or decrease in Contractor’s cost of, or time required for, performance of any services under this Contract, an equitable adjustment shall be made and this Contract shall be modified in writing accordingly, provided, however, that no changes shall be made to the scope of the Services that would render the costs incurred in the performance of this Contract ineligible for, unallowable or not allocable under, outside the scope of, or not reasonable for the completion of, Federal grant awards from FEMA or any other U.S. federal agency.
50.12
Sufficiency of Funds: Contractor recognizes and agrees that all or a portion of the funding for this Contract shall be derived from assistance awarded by Federal agencies of the United States of America to PREPA or the Government of Puerto Rico. As part of its obligations under this Contract, Contractor shall ensure that the work performed hereunder is eligible for funding by complying with all applicable Federal law, regulations, executive orders, Federal agency policy, procedures, directives and guidelines. If during the term of this Contract, Federal or local funding is reduced, deobligated, or withdrawn, PREPA may reduce the scope of or terminate the Contract, without penalty, by providing written notice to Contractor of the changes in scope or termination. PREPA shall not be obligated to pay nor shall be held financially liable if any work performed by Contractor under this Contract is deemed ineligible by any Federal agency. If this occurs,

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Contractor shall have the right to terminate this Contract, by providing PREPA an immediate notice by registered mail. The rights, duties and responsibilities of the Parties shall continue in full force and effect until the date of notification of the termination of the Contract. Contractor shall have the right to compensation for what has been accrued for services rendered under this Contract until said date of termination. The Federal Government is not a party to this Contract and is not subject to any obligations or liabilities to PREPA, Contractor, or any other party pertaining to any matter resulting from this Contract.
50.13
FEMA Disaster Assistance Survivor/Registrant Data:
1.
If Contractor has access to Disaster Assistance Survivor/Registrant data or any other personally identifiable information, Contractor shall comply with the provisions of the Terms and Conditions for Sharing FEMA Disaster Assistance Survivor/Registrant Data with State Governments set forth in the FEMA-Government of Puerto Rico Contract for FEMA-4339-DR-PR.
2.
Contractor shall indemnify, defend, and hold harmless PREPA and the Government of Puerto Rico for any and all costs associated with the defense of that litigation, including costs and attorneys’ fees, settlements, or adverse judgments arising from Contractor’s failure to comply with the requirements under Contract.
50.14
Costs: All costs incurred by Contractor performance of this Contract must be in accord with the cost principles of 2 C.F.R. pt. 200, Subpart E. PREPA shall not be required to make payments to Contractor for costs which are found to be contrary to the cost principles 2 C.F.R. pt. 200, Subpart E.

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50.15
Financial Management System: Contractor’s financial management system shall provide for the following:
•
Accurate, current and complete disclosure of the financial results of this Contract and any other contract, grant, program, or other activity administered by Contractor;
•
Records adequately identifying the source and application of all Contractor funds all funds administered by Contractor which shall contain information pertaining all contract and grant awards and authorizations, obligations, unobligated balances, assets, liabilities, outlays and income, and shall be segregated by contract or on a contract-by-contract basis;
•
Effective internal control structure over all funds, property and other assets, sufficient to allow Contractor to adequately safeguard all such assets and shall ensure that they are used solely for authorized purposes;
•
Comparison of actual outlays with budgeted amounts for this Contract and for any other contract, grant, program or other activity administered by Contractor;
•
Accounting records supported by source documentation;
•
Procedures to minimize elapsed time between any advance payment issued and the disbursement of such advance funds by Contractor; and
•
Procedures consistent with the provisions of any applicable policies of the Federal Government and the Government of Puerto Rico and procedures for determining the reasonableness, eligibility, allowability and allocability of costs under this Contract.

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50.16
Penalties, Fines and Disallowed Costs: In the event that any U.S. Federal agency or the Government of Puerto Rico disallows or demands repayment for costs incurred in the performance of this Contract, or if any penalty is imposed due to an act or omission by Contractor, Contractor shall be solely responsible for such penalty, disallowed costs, or repayment demand, and shall reimburse PREPA in full within ten (10) days of receiving notice from PREPA of such penalty, disallowance, or repayment demand. Any monies paid by Contractor pursuant to this provision shall not relieve Contractor of liability to PREPA for damages sustained by PREPA by virtue of any other provision of this Contract.
50.17
Reporting Requirements: Contractor shall complete and submit all reports, in such form and according to such schedule, as may be required by PREPA.
50.18
Review of Laws: Contractor certifies that it will access online and read each law that is cited in the aforementioned clauses and that, in the event it cannot access the online version, it will notify PREPA in order to obtain printed copies of the laws. Not requiring a printed copy of the laws to PREPA will be evidence that Contractor was able to find it online and read it as required.
50.19
Notice of Federal Emergency Management Agency (FEMA) Reporting Requirements and Regulations

1.
PREPA is using Federal grant funding awarded or administered by FEMA to the Government of Puerto Rico and/or PREPA to pay, in full, for the costs incurred under this Contract. As a condition of FEMA funding under major disaster declaration FEMA-4339-DR-PR, FEMA requires the Government of Puerto Rico PREPA to provide various financial and performance reporting. Contractor agrees to provide all information,

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documentation, and reports necessary to satisfy these reporting requirements. Failure by Contractor to provide information necessary to satisfy these reporting requirements may result in loss of Federal funding for this Contract, and such failure shall be a material breach of this Contract.
2.
Applicable regulations, FEMA policy, and other sources setting forth these reporting requirements include, but are not limited to:
•
2 C.F.R. § 200.327 (Financial Reporting);
•
2 C.F.R. § 200.328 (Monitoring and Reporting Program Performance); and
•
Performance and financial reporting requirements set forth in 2 C.F.R. Part 206.
50.20
Access to Records
1.
Contractor agrees to provide PREPA, the Government of Puerto Rico, the FEMA Administrator, the Secretary of HUD, the Comptroller General of the United States, or any of their authorized representatives access to any books, documents, papers, and records of Contractor which are directly pertinent to this Contract for the purposes of making audits, examinations, excerpts, and transcriptions.
2.
Contractor agrees to permit any of the foregoing parties to reproduce by any means whatsoever or to copy excerpts and transcriptions as reasonably needed.
3.
Contractor agrees to provide the FEMA Administrator, the Secretary of HUD, or their authorized representatives access to construction or other work sites pertaining to the work being completed under the Contract.

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4.
In compliance with the Disaster Recovery Act of 2018, PREPA and Contractor acknowledge and agree that no language in this Contract is intended to prohibit audits or internal review by the FEMA Administrator, the Secretary of HUD, or the Comptroller General of the United States.
50.21
Record Retention Requirements: Contractor agrees to maintain all books, records, accounts, and reports and all other records produced or collected in connection with this Contract for a period of not less than three (3) years after the date of final payment and closeout of all pending matters related to this Contract. If any litigation, claim, or audit is reasonably anticipated to arise or is started before the expiration of the 3-year period, the records must be retained until all litigation, claims, or audit findings involving the records have been resolved and final action taken.
50.22
Program Fraud and False or Fraudulent Statements or Related Acts: Contractor acknowledges that 31 U.S.C. Chap. 38 (Administrative Remedies for False Claims and Statements) applies to Contractor’s actions pertaining to this Contract.
50.23
Energy Efficiency: Contractor agrees to comply with the requirements of 42 U.S.C. § 6201, which contain policies relating to energy efficiency that are defined in the Government of Puerto Rico’s energy conservation plan issued in compliance with said statute.
50.24
Age Discrimination Act of 1975: Contractor shall comply with the provisions of the Age Discrimination Act of 1975. No person in the United States shall, on the basis of age, be excluded from participation in, be denied the benefits of, or be subjected to discrimination under, any program or activity receiving federal financial assistance.

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50.25
Americans with Disabilities Act: Contractor shall comply with the appropriate areas of the Americans with Disabilities Act of 1990, as enacted and from time to time amended, and any other applicable federal regulation. A signed written certificate stating compliance with the Americans with Disabilities Act may be requested at any time during the term of this Contract.
50.26
Title VI of the Civil Rights Act of 1964: Contractor shall comply with the provisions of Title VI of the Civil Rights Act of 1964. No person shall, on the grounds of race, color, or national origin, be excluded from participation in, be denied the benefits of or be subjected to discrimination under any program or activity receiving federal financial assistance.
50.27
Section 504 of the Rehabilitation Act of 1973, as amended: Contractor agrees that no otherwise qualified individual with disabilities shall, solely by reason of his disability, be denied the benefits, or be subjected to discrimination including discrimination in employment, any program or activity that receives the benefits from the federal financial assistance.
50.28
Drug-Free Workplace: Contractor shall maintain a drug-free work environment in accordance with the Drug-Free Workplace Act of 1988 (41 U.S.C. § 8101 et seq.) and implementing regulations at 2 C.F.R Part 3001.
50.29
Compliance with Laws, Regulations, and Executive Orders: Contractor acknowledges that FEMA and HUD financial assistance will be used to fund this Contract. Contractor shall, as and when applicable shall comply will all applicable Federal and Government of Puerto Rico law, regulations, executive orders, policies, procedures, and directives, including but not limited to all Federal Cost Principles set forth in 2 C.F.R. Part 200, and all applicable FEMA regulations in 44 C.F.R. Chapter I, and 2 C.F.R. Part 200.

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50.30
Provisions Required by Law Deemed Inserted: Each and every provision required by law regulation, executive order, policy, procedure, directive, Federal grant award or agreement, or cooperative agreement with any Federal agency to be inserted in this Contract shall be deemed to be inserted herein and the Contract shall be read and enforced as though it were included herein. If, through mistake or otherwise, any provision is not inserted, or is not correctly inserted, then upon the application of either party the Contract shall be amended to make such insertion or correction.
50.31
Agreement to Execute Other Required Documents: Contractor and all subcontractors, by entering into the Contract, understand and agree that funding for the Services is provided under Federal programs with specific contracting requirements. To the extent any such requirement is not otherwise set forth herein, Contractor agrees to execute such amendments or further agreements as may be necessary to ensure that PREPA receive Federal funding for this Contract.
50.32
U.S. Department of Homeland Security Seal, Logo and Flags; DHS Seal, Logo and Flags: Contractor shall not use the U.S. Department of Homeland Security seal(s), logos, crests, or reproductions of flags or likenesses of DHS agency officials without specific FEMA pre-approval. Contractor shall include this provision in any subcontracts.
50.33
Davis-Bacon Act
1.
All transactions regarding this Contract shall be done in compliance with the Davis-Bacon Act (40 U.S.C. 3141-3144, and 3146-3148) and the requirements of 29 C.F.R. pt. 5 as may be applicable. Contractor shall comply with 40 U.S.C. 31413144, and 3146-3148 and the requirements of 29 C.F.R. pt. 5 as applicable.

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2.
Contractor shall pay wages to laborers and mechanics at a rate not less than the prevailing wages specified in a wage determination made by the Secretary of Labor.
3.
Additionally, Contractor shall pay wages not less than once a week.
50.34
Copeland Anti-Kickback Act
1.
Contractor shall comply with 18 U.S.C. § 874, 40 U.S.C. § 3145, and the requirements of 29 C.F.R. pt. 3 as may be applicable, which are incorporated by reference into this Contract.
2.
Contractor or subcontractor shall insert in any subcontracts the clause above and such other clauses as FEMA may by appropriate instructions require, and also a clause requiring the subcontractors to include these clauses in any lower tier subcontracts. Contractor shall be responsible for the compliance by any subcontractor or lower tier subcontractor with all of these Contract clauses.
3.
A breach of the Contract clauses above may be grounds for termination of the Contract, and for debarment as a consultant, contractor and subcontractor as provided in 29 C.F.R. § 5.12.
50.35
HUD Section 3 Clause
1.
The work to be performed under this Contract is subject to the requirements of section 3 of the Housing and Urban Development Act of 1968, as amended, 12 U.S.C. 1701u (section 3). The purpose of section 3 is to ensure that employment and other economic opportunities generated by HUD assistance or HUD-assisted projects covered by section 3, shall, to the greatest extent feasible, be directed to low and very low-income persons, particularly persons who are recipients of HUD assistance for housing.

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2.
The Parties to this Contract agree to comply with HUD’s regulations in 24 C.F.R. part 135, which implement section 3. As evidenced by their execution of this Contract, the parties to this Contract certify that they are under no contractual or other impediment that would prevent them from complying with the part 135 regulations.
3.
Contractor agrees to send to each labor organization or representative of workers with which the Contractor has a collective bargaining agreement or other understanding, if any, a notice advising the labor organization or workers’ representative of the Contractor’s commitments under the section 3 clause, and will post copies of the notice in conspicuous places at the work site where both employees and applicants for training and employment positions can see the notice. The notice shall describe the section 3 preference, shall set forth minimum number and job titles subject to hire, availability of apprenticeship and training positions, the qualifications for each, the name and location of the person(s) taking applications for each of the positions, and the anticipated date the work shall begin.
4.
Contractor agrees to include the section 3 clause in every subcontract subject to compliance with regulations in 24 C.F.R. part 135, and agrees to take appropriate action, as provided in an applicable provision of the subcontract or in the section 3 clause, upon a finding that the subcontractor is in violation of the regulations in 24 C.F.R. part 135. Contractor will not subcontract with any subcontractor where Contractor has notice or knowledge that the subcontractor has been found in violation of the regulations in 24 C.F.R. part 135.
5.
Contractor will certify that any vacant employment positions, including training positions, that are filled (1) after Contractor is selected but before the Contract is executed, and (2)

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with persons other than those to whom the regulations of 24 C.F.R. part 135 require employment opportunities to be directed, were not filled to circumvent Contractor’s obligations under 24 C.F.R. part 135.
6.
Noncompliance with HUD’s regulations in 24 C.F.R. part 135 may result in sanctions, termination of this Contract for default, and debarment or suspension from future HUD assisted contracts.
7.
With respect to work performed in connection with section 3 covered Indian housing assistance, section 7(b) of the Indian Self-Determination and Education Assistance Act (25 U.S.C. 450e) also applies to the work to be performed under this Contract. Section 7(b) requires that to the greatest extent feasible (i) preference and opportunities for training and employment shall be given to Indians, and (ii) preference in the award of contracts and subcontracts shall be given to Indian organizations and Indian-owned Economic Enterprises. Parties to this Contract that are subject to the provisions of section 3 and section 7(b) agree to comply with section 3 to the maximum extent feasible, but not in derogation of compliance with section 7(b).

50.36
Additional Fair Labor Standards Provisions (HUD Form 4010)
1.
The project or program to which the construction work covered by this Contract pertains is being assisted by the United States of America and the following Federal Labor Standards Provisions are included in this Contract pursuant to the provisions applicable to such Federal assistance.

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2.
All laborers and mechanics employed or working upon the site of the work, will be paid unconditionally and not less often than once a week, and without subsequent deduction or rebate on any account (except such payroll deductions as are permitted by regulations issued by the Secretary of Labor under the Copeland Act (29 C.F.R. Part 3)), the full amount of wages and bona fide fringe benefits (or cash equivalents thereof) due at time of payment computed at rates not less than those contained in a wage determination of the Secretary of Labor, regardless of any contractual relationship which may be alleged to exist between Contractor and such laborers and mechanics. Contributions made or costs reasonably anticipated for bona fide fringe benefits under Section I(b)(2) of the Davis-Bacon Act on behalf of laborers or mechanics are considered wages paid to such laborers or mechanics, subject to the provisions of 29 C.F.R. 5.5(a)(1)(iv); also, regular contributions made or costs incurred for more than a weekly period (but not less often than quarterly) under plans, funds, or programs, which cover the particular weekly period, are deemed to be constructively made or incurred during such weekly period. Such laborers and mechanics shall be paid the appropriate wage rate and fringe benefits on the wage determination for the classification of work actually performed, without regard to skill, except as provided in 29 C.F.R. 5.5(a)(4). Laborers or mechanics performing work in more than one classification may be compensated at the rate specified for each classification for the time actually worked therein, provided, that the employer’s payroll records accurately set forth the time spent in each classification in which work is performed. The wage determination (including any additional classification and wage

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rates conformed under 29 C.F.R. 5.5(a)(1)(ii) and the Davis-Bacon poster (WH-1321) shall be posted at all times by Contractor and its subcontractors and subcontractors at the site of the work in a prominent and accessible place where it can be easily seen by the workers.
3.
Any class of laborers or mechanics which is not listed in the wage determination and which is to be employed under the contract shall be classified in conformance with the wage determination. HUD shall approve an additional classification and wage rate and fringe benefits therefor only when the following criteria have been met:
•
The work to be performed by the classification requested is not performed by a classification in the wage determination; and
•
The classification is utilized in the area by the construction industry; and
•
The proposed wage rate, including any bona fide fringe benefits, bears a reasonable relationship to the wage rates contained in the wage determination.
4.
If Contractor and the laborers and mechanics to be employed in the classification (if known), or their representatives, and HUD or its designee agree on the classification and wage rate (including the amount designated for fringe benefits where appropriate), a report of the action taken shall be sent by HUD or its designee to the Administrator of the Wage and Hour Division, Employment Standards Administration, U.S. Department of Labor, Washington, D.C. 20210. The Administrator, or an authorized representative, will approve, modify, or disapprove every additional classification action within 30 days of

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receipt and so advise HUD or its designee or will notify HUD or its designee within the 30-day period that additional time is necessary. (Approved by the Office of Management and Budget under OMB control number 1215-0140.).
5.
In the event Contractor, the laborers or mechanics to be employed in the classification or their representatives, and HUD or its designee do not agree on the proposed classification and wage rate (including the amount designated for fringe benefits, where appropriate), HUD or its designee shall refer the questions, including the views of all interested parties and the recommendation of HUD or its designee, to the Administrator for determination. The Administrator, or an authorized representative, will issue a determination within 30 days of receipt and so advise HUD or its designee or will notify HUD or its designee within the 30-day period that additional time is necessary. (Approved by the Office of Management and Budget under OMB Control Number 1215-0140.).
6.
The wage rate (including fringe benefits where appropriate) determined pursuant to subparagraphs (B)(1)(b) or (c) of this paragraph, shall be paid to all workers performing work in the classification under this Contract from the first day on which work is performed in the classification.
7.
Whenever the minimum wage rate prescribed in this Contract for a class of laborer or mechanics includes a fringe benefit which is not expressed as an hourly rate, Contractor shall either pay the benefit as stated in the wage determination or shall pay another bona fide fringe benefit or an hourly cash equivalent thereof.

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8.
If Contractor does not make payments to a trustee or other third person, Contractor may consider as part of the wages of any laborer or mechanic the amount of any costs reasonably anticipated in providing bona fide fringe benefits under a plan or program, provided that the Secretary of Labor has found, upon the written request of the Contractor, that the applicable standards of the Davis-Bacon Act have been met. The Secretary of Labor may require Contractor to set aside in a separate account assets for the meeting of obligations under the plan or program. (Approved by the Office of Management and Budget under OMB Control Number 1215-0140.).
9.
HUD or its designee shall upon its own action or upon written request of an authorized representative of the Department of Labor withhold or cause to be withheld from Contractor under this Contract or any other Federal contract with the same Contractor, or any other Federally-assisted contract subject to Davis-Bacon prevailing wage requirements, which is held by the same Contractor so much of the accrued payments or advances as may be considered necessary to pay laborers and mechanics, including apprentices, trainees and helpers, employed by Contractor or any subcontractor the full amount of wages required by the applicable contract. In the event of failure to pay any laborer or mechanic, including any apprentice, trainee or helper, employed or working on the site of the work, all or part of the wages required by the contract, HUD or its designee may, after written notice to Contractor, sponsor, applicant, or owner, take such action as may be necessary to cause the suspension of any further payment, advance, or guarantee of funds until such violations have ceased. HUD or its designee may, after written notice

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to Contractor, disburse such amounts withheld for and on account of Contractor or subcontractor to the respective employees to whom they are due. The Comptroller General shall make such disbursements in the case of direct Davis-Bacon Act contracts.
10.
Payrolls and basic records relating thereto shall be maintained by Contractor during the course of the work preserved for a period of three years thereafter for all laborers and mechanics working at the site of the work. Such records shall contain the name, address, and social security number of each such worker, his or her correct classification, hourly rates of wages paid (including rates of contributions or costs anticipated for bona fide fringe benefits or cash equivalents thereof of the types described in Section l(b)(2)(B) of the Davis-Bacon Act), daily and weekly number of hours worked, deductions made and actual wages paid. Whenever the Secretary of Labor has found under 29 CFR 5.5 (a)(1)(iv) that the wages of any laborer or mechanic include the amount of any costs reasonably anticipated in providing benefits under a plan or program described in Section l(b)(2)(B) of the Davis-Bacon Act, Contractor shall maintain records which show that the commitment to provide such benefits is enforceable, that the plan or program is financially responsible, and that the plan or program has been communicated in writing to the laborers or mechanics affected, and records which show the costs anticipated or the actual cost incurred in providing such benefits. Contractors employing apprentices or trainees under approved programs shall maintain written evidence of the registration of apprenticeship programs and certification of trainee programs, the registration of the apprentices and trainees, and the ratios and wage rates prescribed in the applicable programs. (Approved

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by the Office of Management and Budget under OMB Control Numbers 1215‑0140 and 1215-0017.).
11.
Contractor shall submit weekly for each week in which any contract work is performed a copy of all payrolls to HUD or its designee if the agency is a Party to the contract, but if the agency is not such a Party, Contractor will submit the payrolls to the applicant sponsor, or owner, as the case may be, for transmission to HUD or its designee. The payrolls submitted shall set out accurately and completely all of the information required to be maintained under 29 C.F.R. 5.5(a)(3)(i) except that full social security numbers and home addresses shall not be included on weekly transmittals. Instead the payrolls shall only need to include an individually identifying number for each employee (e.g., the last four digits of the employee’s social security number). The required weekly payroll information may be submitted in any form desired. Optional Form WH-347 is available for this purpose from the Wage and Hour Division Website at https://www.dol.gov/esa/whd/forms/wh347instr.htm or its successor site. Contractor is responsible for the submission of copies of payrolls by all subcontractors. Contractors and subcontractors shall maintain the full social security number and current address of each covered worker, and shall provide them upon request to HUD or its designee if the agency is a Party to the contract, but if the agency is not such a Party, Contractor will submit the payrolls to the applicant sponsor, or owner, as the case may be, for transmission to HUD or its designee, Contractor, or the Wage and Hour Division of the Department of Labor for purposes of an investigation or audit of compliance with prevailing wage

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requirements. It is not a violation of this subparagraph for Contractor to require a subcontractor to provide addresses and social security numbers to Contractor for its own records, without weekly submission to HUD or its designee. (Approved by the Office of Management and Budget under OMB Control Number 1215-0149.).
12.
Each payroll submitted shall be accompanied by a “Statement of Compliance,” signed by Contractor or subcontractor or his or her agent who pays or supervises the payment of the persons employed under the contract and shall certify the following:
•
That the payroll for the payroll period contains the information required to be provided under 29 C.F.R. 5.5(a)(3)(ii), the appropriate information is being maintained under 29 C.F.R. 5.5(a)(3)(i), and that such information is correct and complete;
•
That each laborer or mechanic (including each helper, apprentice, and trainee) employed on the contract during the payroll period has been paid the full weekly wages earned, without rebate, either directly or indirectly, and that no deductions have been made either directly or indirectly from the full wages earned, other than permissible deductions as set forth in 29 C.F.R. Part 3;
•
The weekly submission of a properly executed certification set forth on the reverse side of Optional Form WH-347 shall satisfy the requirement for submission of the “Statement of Compliance” required by subparagraph A.3.(ii)(b);

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•
The falsification of any of the above certifications may subject Contractor or any subcontractor to civil or criminal prosecution under Section 1001 of Title 18 and Section 231 of Title 31 of the United States Code;
•
Contractor or subcontractor shall make the records required under subparagraph A.3.(i) available for inspection, copying, or transcription by authorized representatives of HUD or its designee or the Department of Labor, and shall permit such representatives to interview employees during working hours on the job. If Contractor or subcontractor fails to submit the required records or to make them available, HUD or its designee may, after written notice to the Contractor, sponsor, applicant or owner, take such action as may be necessary to cause the suspension of any further payment, advance, or guarantee of funds. Furthermore, failure to submit the required records upon request or to make such records available may be grounds for debarment action pursuant to 29 C.F.R. 5.12.
50.37
Apprentices and Trainees:
1.
Apprentices will be permitted to work at less than the predetermined rate for the work they performed when they are employed pursuant to and individually registered in a bona fide apprenticeship program registered with the U.S. Department of Labor, Employment and Training Administration, Office of Apprenticeship Training, Employer and Labor Services, or with a State Apprenticeship Agency recognized by the Office, or if a person is employed in his or her first 90 days of probationary employment as an apprentice in such

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an apprenticeship program, who is not individually registered in the program, but who has been certified by the Office of Apprenticeship Training, Employer and Labor Services or a State Apprenticeship Agency (where appropriate) to be eligible for probationary employment as an apprentice. The allowable ratio of apprentices to journeymen on the job site in any craft classification shall not be greater than the ratio permitted to Contractor to the entire work force under the registered program. Any worker listed on a payroll at an apprentice wage rate, who is not registered or otherwise employed as stated above, shall be paid not less than the applicable wage rate on the wage determination for the classification of work actually performed. In addition, any apprentice performing work on the job site in excess of the ratio permitted under the registered program shall be paid not less than the applicable wage rate on the wage determination for the work actually performed. Where a Contractor is performing construction on a project in a locality other than that in which its program is registered, the ratios and wage rates (expressed in percentages of the journeyman’s hourly rate) specified in the Contractor’s or subcontractor’s registered program shall be observed. Every apprentice must be paid at not less than the rate specified in the registered program for the apprentice’s level of progress, expressed as a percentage of the journeymen hourly rate specified in the applicable wage determination. Apprentices shall be paid fringe benefits in accordance with the provisions of the apprenticeship program. If the apprenticeship program does not specify fringe benefits, apprentices must be paid the full amount of fringe benefits listed on the wage determination for the applicable classification. If the Administrator

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determines that a different practice prevails for the applicable apprentice classification, fringes shall be paid in accordance with that determination. In the event the Office of Apprenticeship Training, Employer and Labor Services, or a State Apprenticeship Agency recognized by the Office, withdraws approval of an apprenticeship program, Contractor will no longer be permitted to utilize apprentices at less than the applicable predetermined rate for the work performed until an acceptable program is approved.
2.
Except as provided in 29 C.F.R. 5.16, trainees will not be permitted to work at less than the predetermined rate for the work performed unless they are employed pursuant to and individually registered in a program which has received prior approval, evidenced by formal certification by the U.S. Department of Labor, Employment and Training Administration. The ratio of trainees to journeymen on the job site shall not be greater than permitted under the plan approved by the Employment and Training Administration. Every trainee must be paid at not less than the rate specified in the approved program for the trainee’s level of progress, expressed as a percentage of the journeyman hourly rate specified in the applicable wage determination. Trainees shall be paid fringe benefits in accordance with the provisions of the trainee program. If the trainee program does not mention fringe benefits, trainees shall be paid the full amount of fringe benefits listed on the wage determination unless the Administrator of the Wage and Hour Division determines that there is an apprenticeship program associated with the corresponding journeyman wage rate on the wage determination which provides for less than full fringe benefits for apprentices. Any employee listed on the payroll at a trainee rate who is not

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registered and participating in a training plan approved by the Employment and Training Administration shall be paid not less than the applicable wage rate on the wage determination for the work actually performed. In addition, any trainee performing work on the job site in excess of the ratio permitted under the registered program shall be paid not less than the applicable wage rate on the wage determination for the work actually performed. In the event the Employment and Training Administration withdraws approval of a training program, Contractor will no longer be permitted to utilize trainees at less than the applicable predetermined rate for the work performed until an acceptable program is approved.
3.
The utilization of apprentices, trainees and journeymen under 29 C.F.R. Part 5 shall be in conformity with the equal employment opportunity requirements of Executive Order 11246, as amended, and 29 C.F.R. Part 30.
50.38
Compliance with Copeland Act: Contractor shall comply with the requirements of 29 C.F.R. Part 3 which are incorporated by reference in this Contract.
50.39
Subcontracts: Contractor or subcontractor will insert in any subcontracts the clauses contained in Section 50.36 (Additional Fair Labor Standards Provisions (HUD Form 4010)) to Section 50.44 (Complaints, Proceedings, or Testimony by Employees) and such other clauses as HUD or its designee may by appropriate instructions require, and a copy of the applicable prevailing wage decision, and also a clause requiring the subcontractors to include these clauses in any lower tier subcontracts. Contractor shall be responsible for the compliance by any subcontractor or lower tier subcontractor with all the contract clauses in this Section.

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50.40
Contract Termination; Debarment: A breach of the contract clauses in 29 C.F.R. 5.5 may be grounds for termination of this Contract and for debarment as a consultant, Contractor and a subcontractor as provided in 29 C.F.R. 5.12.
50.41
Compliance with Davis-Bacon and Related Act Requirements: All rulings and interpretations of the Davis-Bacon and Related Acts contained in 29 C.F.R. Parts 1, 3, and 5 are herein incorporated by reference in this Contract.
50.42
Disputes Concerning Labor Standards: Disputes arising out of the labor standards provisions of this Contract shall not be subject to the general dispute’s clause of this Contract. Such disputes shall be resolved in accordance with the procedures of the Department of Labor set forth in 29 C.F.R. Parts 5, 6, and 7. Disputes within the meaning of this clause include disputes between Contractor (or any of its subcontractors) and HUD or its designee, the U.S. Department of Labor, or the employees or their representatives.
50.43
Certification of Eligibility:
1.
By entering into this Contract, Contractor certifies that neither it (nor he or she) nor any Person or firm who has an interest in the Contractor’s firm is a person or firm ineligible to be awarded Government contracts by virtue of Section 3(a) of the Davis-Bacon Act or 29 C.F.R. 5.12(a)(1) or to be awarded HUD contracts or participate in HUD programs pursuant to 24 C.F.R. Part 24.
2.
No part of this Contract shall be subcontracted to any person or firm ineligible for award of a Government contract by virtue of Section 3(a) of the Davis-Bacon Act or 29 C.F.R.

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5.12(a)(1) or to be awarded HUD contracts or participate in HUD programs pursuant to 24 C.F.R. Part 24.
3.
The penalty for making false statements is prescribed in the U.S. Criminal Code, 18 U.S.C. 1001. Additionally, U.S. Criminal Code, Section 1 01 0, Title 18, U.S.C., “Federal Housing Administration transactions”, provides in part: “Whoever, for the purpose of . . . influencing in any way the action of such Administration. . . . makes, utters or publishes any statement knowing the same to be false. . . . shall be fined not more than $5,000 or imprisoned not more than two years, or both.”
50.44
Complaints, Proceedings, or Testimony by Employees: No laborer or mechanic to whom the wage, salary, or other labor standards provisions of this Contract are applicable shall be discharged or in any other manner discriminated against by Contractor or any subcontractor because such employee has filed any complaint or instituted or caused to be instituted any proceeding or has testified or is about to testify in any proceeding under or relating to the labor standards applicable under this Contract to his employer.
50.45
Health and Safety: The provisions of this paragraph are applicable where the amount of the prime contract exceeds $100,000:
1.
No laborer or mechanic shall be required to work in surroundings or under working conditions which are unsanitary, hazardous, or dangerous to his health and safety as determined under construction safety and health standards promulgated by the Secretary of Labor by regulation.

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2.
Contractor shall comply with all regulations issued by the Secretary of Labor pursuant to Title 29 Part 1926 and failure to comply may result in imposition of sanctions pursuant to the Contract Work Hours and Safety Standards Act, (Public Law 91-54, 83 Stat 96). 40 USC 3701 et seq.
3.
Contractor shall include the provisions of this paragraph in every subcontract so that such provisions will be binding on each subcontractor. Contractor shall take such action with respect to any subcontractor as the Secretary of Housing and Urban Development or the Secretary of Labor shall direct as a means of enforcing such provisions.
4.
Contractor shall include all of the above-detailed provisions in any and all subcontract agreements and shall be responsible to PREPA for its compliance.
50.46
No obligation by the Federal Government: The Federal Government is not a party to this Contract and is not subject to any obligation or liabilities to the non-Federal entity, Contractor, or any other party pertaining to any matter resulting from the Contract.
50.47
General: All contracts shall contain a clause identifying the type of contract and the mandatory clauses contained on the latest released HUD forms, as applicable to the Contract type. All contracts, except for general management consulting services, will include performance requirements and liquidated damages.
50.48
Puerto Rico Energy Conservation Plant: Contractor must act in compliance, when applicable, with the mandatory standards and policies relating to energy efficiency which are contained in the Commonwealth’s energy conservation plan.

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50.49
Patent Rights: All contracts are subject to the patent rights with respect to any discovery or invention which arises or is developed during or under such Contract in accordance with 37 C.F.R. Section 401.2(a) and 37 C.F.R. Part 401.
50.50
Prohibition on Contracting for Covered Telecommunications Equipment or Services

(a)
Definitions. As used in this clause, the terms backhaul; covered foreign country; covered telecommunications equipment or services; interconnection arrangements; roaming; substantial or essential component; and telecommunications equipment or services have the meaning as defined in FEMA Policy 405-143-1, Prohibitions on Expending FEMA Award Funds for Covered Telecommunications Equipment or Services (Interim), as used in this clause.
(b)
Prohibitions.
(1)
Section 889(b) of the John S. McCain National Defense Authorization Act for Fiscal Year 2019, Pub. L. No. 115-232, and 2 C.F.R. § 200.216 prohibit the head of an executive agency on or after Aug. 13, 2020, from obligating or expending grant, cooperative agreement, loan, or loan guarantee funds on certain telecommunications products or from certain entities for national security reasons.
(2)
Unless an exception in paragraph (c) of this clause applies, Contractor and its subcontractors may not use grant, cooperative agreement, loan, or loan guarantee funds from the Federal Emergency Management Agency to:

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(i)
Procure or obtain any equipment, system, or service that uses covered telecommunications equipment or services as a substantial or essential component of any system, or as critical technology of any system;
(ii)
Enter into, extend, or renew a contract to procure or obtain any equipment, system, or service that uses covered telecommunications equipment or services as a substantial or essential component of any system, or as critical technology of any system;
(iii)
Enter into, extend, or renew contracts with entities that use covered telecommunications equipment or services as a substantial or essential component of any system, or as critical technology as part of any system; or
(iv)
Provide, as part of its performance of this contract, subcontract, or other contractual instrument, any equipment, system, or service that uses covered telecommunications equipment or services as a substantial or essential component of any system, or as critical technology as part of any system.
(c)
Exceptions.
(1)
This clause does not prohibit Contractors from providing:
(i)
A service that connects to the facilities of a third-party, such as backhaul, roaming, or interconnection arrangements; or
(ii)
Telecommunications equipment that cannot route or redirect user data traffic or permit visibility into any user data or packets that such equipment transmits or otherwise handles.

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(2)
By necessary implication and regulation, the prohibitions also do not apply to:
(i)
Covered telecommunications equipment or services that:
i.
Are not used as a substantial or essential component of any system; and
ii.
Are not used as critical technology of any system.
(ii)
Other telecommunications equipment or services that are not considered covered telecommunications equipment or services.
(d)
Reporting requirement.
(1)
In the event Contractor identifies covered telecommunications equipment or services used as a substantial or essential component of any system, or as critical technology as part of any system, during contract performance, or Contractor is notified of such by a subcontractor at any tier or by any other source, Contractor shall report the information in paragraph (d)(2) of this clause to the recipient or subrecipient, unless elsewhere in this contract are established procedures for reporting the information.
(2)
Contractor report the following information pursuant to paragraph (d)(1) of this clause:
(i)
Within one business day from the date of such identification or notification: The contract number; the order number(s), if applicable; supplier name; supplier unique entity identifier (if known); supplier Commercial and Government Entity (CAGE) code (if known); brand; model number (original equipment manufacturer number, manufacturer part number, or wholesaler number); item description; and any readily available information about mitigation actions undertaken or recommended.

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1. Within 10 business days of submitting the information in paragraph (d)(2)(i) of this clause: Any further available information about mitigation actions undertaken or recommended. In addition, Contractor shall describe the efforts it undertook to prevent use or submission of covered telecommunications equipment or services, and any additional efforts that will be incorporated to prevent future use or submission of covered telecommunications equipment or services.

1. Subcontracts. Contractor shall insert the substance of this clause, including this paragraph (e), in all subcontracts and other contractual instruments.

50.51
Domestic Preferences for Procurements
1.
As appropriate, and to the extent consistent with law, Contractor should, to the greatest extent practicable, provide a preference for the purchase, acquisition, or use of goods, products, or materials produced in the United States.

This includes, but is not limited to iron, aluminum, steel, cement, and other manufactured products.

2.
For purposes of this clause:
1.
Produced in the United States means, for iron and steel products, that all manufacturing processes, from the initial melting stage through the application of coatings, occurred in the United States.
2.
Manufactured products mean items and construction materials composed in whole or in part of non-ferrous metals such as aluminum; plastics and polymer-based products

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such as polyvinyl chloride pipe; aggregates such as concrete; glass, including optical fiber, and lumber.
50.52
Contracting with Small and Minority Businesses, Women’s Business Enterprises, and Labor Surplus Area Firms

If Contractor intends to subcontract any portion of the work covered by this Contract, Contractor must take all necessary affirmative steps to assure that small and minority businesses, women’s business enterprises and labor surplus area firms are solicited and used when possible, Affirmative steps must include:

1.
Placing qualified small and minority businesses and women’s business enterprises on solicitation lists;
(1)
Assuring that small and minority businesses, and women’s business enterprises are solicited whenever they are potential sources;
(2)
Dividing total requirements, when economically feasible, into smaller tasks or quantities to permit maximum participation by small and minority businesses, and women’s business enterprises;
(3)
Establishing delivery schedules, where the requirement permits, which encourage participation by small and minority businesses, and women’s business enterprises; and
2.
Using the services and assistance, as appropriate, of such organizations as the Small Business Administration and the Minority Business Development Agency of the Department of Commerce.

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50.53
Copyright and Data Rights

License and Delivery of Works Subject to Copyright and Data Rights

The Contractor grants to PREPA, a paid-up, royalty-free, nonexclusive, irrevocable, worldwide license in data first produced in the performance of this contract to reproduce, publish, or otherwise use, including prepare derivative works, distribute copies to the public, and perform publicly and display publicly such data. For data required by the contract but not first produced in the performance of this contract, Contractor will identify such data and grant to PREPA or acquires on its behalf a license of the same scope as for data first produced in the performance of this contract. Data, as used herein, shall include any work subject to copyright under 17 U.S.C. § 102, for example, any written reports or literary works, software and/or source code, music, choreography, pictures or images, graphics, sculptures, videos, motion pictures or other audiovisual works, sound and/or video recordings, and architectural works. Upon or before the completion of this Contract, Contractor will deliver to PREPA data first produced in the performance of this contract and data required by the contract but not first produced in the performance of this contract in formats acceptable by PREPA.

ARTICLE 51.
Term of Contract

This Contract shall be in effect for a period of three hundred sixty-five (365) natural days from its signing by all Parties, with two (2) additional extensions of three hundred sixty-five (365) natural days each, subject to the availability of funds and the previous required authorizations.

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ARTICLE 52.
Contract Review Policy of the Financial Oversight and Management Board for Puerto Rico

The Parties acknowledge that the Contractor has submitted the certification titled “Contractor Certification Requirement” required in accordance with the Contract Review Policy of the Financial Oversight and Management Board for Puerto Rico, effective as of November 6, 2017, as amended, signed by the Contractor’s Executive Director (or another official with an equivalent position or authority to issue such certifications). A signed copy of the “Contractor Certification Requirement” is included as an annex to this Contract.

The Contractor represents and warrants that the information included in the Contractor Certification Requirement is complete, accurate and correct, and that any misrepresentation, inaccuracy of falseness in such Certification will render the Contract null and void and the Contractor will have the obligation to reimburse immediately to the Commonwealth any amounts, payments or benefits received from the Commonwealth under the Contract.

For this Contract, the transfer of skills and technical knowledge required by the Certified Fiscal Plan is inapplicable given the non-recurring or specialized nature of the contracted services.

ARTICLE 53.
Correlation of Documents

In case of discrepancy or in the event of conflict among the different Contract documents such as: Contract and the Contractors Proposal, these shall take precedence in the order given. The terms and conditions contained in the Contract shall prevail over any conflictive terms and conditions contained in the Contractor’s Proposal.

ARTICLE 54.
Complete Agreement

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This document, together with ail attachments referenced herein, constitutes the complete agreement between the Parties.

IN WITNESS WHEREOF, the Parties hereto have executed this Contract this 7th day of August of 2024, in San Juan, Puerto Rico.

Puerto Rico Electric Power Authority Genasys Puerto Rico, LLC

By: /s/ Josué A. Colón Ortiz By: /s/ Richard S. Danforth

Josué A. Colón Ortiz Richard S. Danforth

Executive Director CEO

Social Security Number Social Security Number

Email: rdanforth@genasys.com

21865128v1[Payment Terms under Genasys Puerto Rico LLC Statement of Work for Puerto Rico Electric Power Authority, dated as of July 8, 2024]

New Proposal	Group Pricing
Group 1	$14,006,179.15
Group 2	$6,848,517.92
Group 3	$18,115,917.36
Group 4	$5,989,714.27
Group 5	$3,771,904.72
Group 6	$13,338,394.15
Group 7	$9,798,733.87
Software License	$1,941,767.65
Trailer	$345,079.58
Total Pricing:	$74,156,208.66

Optional
Microwave**	$409,626.37
Fiber Run	$365,156.25
Optional Total:	$774,782.62

Total with Options	$74,930,991.27

** Pricing includes an 80% reduced scope of the Microwave installation